UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party Other Than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2 Wells Avenue

Newton, Massachusetts 02459

April 28, 2022

Dear Shareholder:

We cordially invite you to attend our 2022 Annual Meeting of Shareholders on Wednesday, June 22, 2022 at 8:00 a.m. (Eastern Time). We will host a virtual shareholder meeting conducted via live audio webcast. The virtual meeting format provides for an opportunity for participation by all shareholders from any location that is convenient to an attendee, and we are committed to ensuring that our attendees have substantially the same opportunities to participate in a virtual setting as they would in-person. You may attend the 2022 Annual Meeting of Shareholders by logging in at www.virtualshareholdermeeting.com/BFAM2022. For further information on how to participate in the meeting, please see “Information About the Annual Meeting” in the Proxy Statement for our 2022 Annual Meeting of Shareholders (the “Proxy Statement”).

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 28, 2022, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement and the 2021 Annual Report on Form 10-K as well as how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online. If you prefer, you can vote by mail or telephone by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2022 Annual Meeting of Shareholders. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2022 Annual Meeting of Shareholders virtually, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on June 22nd.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 22, 2022

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) will be held on Wednesday, June 22, 2022 at 8:00 a.m. (Eastern Time). This year’s Annual Meeting will be a virtual meeting and there will be no physical location for shareholders to attend. Shareholders may attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BFAM2022. For further information on how to participate in the meeting, please see “Information About the Annual Meeting” in the Proxy Statement.

The Annual Meeting will be held for the following purposes as further described in the Proxy Statement accompanying this notice:

•	To elect the three Class III director nominees specifically named in the Proxy Statement for a term of three years.

•	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

•	To consider any other business properly brought before the meeting.

Shareholders of record at the close of business on April 25, 2022 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 25, 2022, or hold a valid proxy for the Annual Meeting from such a shareholder. To be admitted to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BFAM2022 and enter your 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We encourage you to log-on prior to the start time for the meeting. You will have the opportunity to vote your shares and ask questions at the Annual Meeting by following the instructions available.

A list of shareholders entitled to vote at the Annual Meeting will be available 10 days prior to the meeting. You may contact Investor Relations under “Resources” in the Investor Relations section of our website, www.brighthorizons.com, and we will arrange for you to inspect the list. The list of shareholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/BFAM2022.

By Order of the Board of Directors,

John G. Casagrande

Secretary

Newton, Massachusetts

April 28, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 22, 2022

The Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com. The Proxy Statement and 2021 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

Note Regarding Forward-Looking Statements

This Proxy Statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and they appear in a number of places throughout this Proxy Statement and include statements regarding our intentions, beliefs or current expectations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described under “Risk Factors” and elsewhere in our

2021 Annual Report and in our other public filings with the SEC. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

June 22, 2022

8:00 a.m. (Eastern Time)

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) is soliciting your proxy for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) and at any reconvened meeting after postponement or adjournment of the Annual Meeting.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for our fiscal year ended December 31, 2021 (“2021 Annual Report”) are being first mailed or released to shareholders on or about April 28, 2022. Our address is 2 Wells Avenue, Newton, Massachusetts 02459.

Information About the Annual Meeting

•

Date and Time. The Annual Meeting will be held virtually on Wednesday, June 22, 2022 at 8:00 a.m. (Eastern Time). The meeting will only be conducted via audio webcast. You will need your 16-digit control number provided on the Notice, proxy card or voting instruction form to attend.

•

Access to the Audio Webcast of the Annual Meeting. The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Eastern Time). Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your computer audio system. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the toll-free number or international number available on www.virtualshareholdermeeting.com/BFAM2022. Technicians will be ready to assist you with any technical difficulties beginning at 7:45 a.m. (Eastern Time).

•

How to Attend and Log-in Instructions. To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 25, 2022. To attend, log-in at www.virtualshareholdermeeting.com/BFAM2022. You will need your 16-digit control number included on the Notice, proxy card or voting instruction form. At the virtual meeting site, you may follow the instructions to vote, access the shareholders’ list and ask questions. We recommend that you log-in 15 minutes before the meeting to ensure you are online when the meeting starts. Beneficial shareholders (i.e., shareholders who hold shares in “street name”) will be provided instructions on how to attend the Annual Meeting on the voting instruction form provided by their broker, bank or other nominee and should reach out to their broker, bank or other nominee if they have not received such instructions or have questions.

•

Submitting Questions at the Virtual Annual Meeting. The virtual Annual Meeting format provides for an opportunity for participation from any location that is convenient to an attendee, and we are committed to ensuring that our attendees have substantially the same opportunities to participate in a virtual setting as they would at an in-person meeting. Shareholders may submit questions, if any, during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/BFAM2022 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Rules of Conduct including procedures for shareholder questions will be posted on the virtual meeting platform.

•

Voting Your Shares at the Virtual Annual Meeting. Unless you hold your shares in the Bright Horizons 401(k) Plan (the “401(k) Plan”), you may vote your shares at the Annual Meeting by following the instructions available on the meeting website during the meeting even if you have previously submitted your vote. If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the Annual Meeting, the only one for which brokers have discretionary authority to vote is Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2022 Proxy Statement	|	1

Proxies, Voting Procedures and How to Vote

Your vote is important. You may vote in person in one of four ways: (1) on the Internet, (2) by using a toll-free telephone number, (3) by completing a proxy card or voting instruction form and mailing it in the envelope provided, or (4) online at the Annual Meeting.

Vote on the Internet	Vote by Telephone	Vote by Mail	Vote at the Annual Meeting
Visit the website listed on your Notice, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Attend the Annual Meeting at www.virtualshareholdermeeting. com/BFAM2022 and follow the instructions on the website

Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, bank, trust or other holder of record, you may vote by Internet or telephone if your bank or broker makes those methods available, in which case the banks or brokers will deliver instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Tuesday, June 21, 2022. If your shares are held through a broker, bank, trust or other holder of record (i.e., in “street name”) and Internet or telephone voting is made available to you, these may close sooner than voting for shareholders of record. If you are a participant in the 401(k) Plan, your vote will serve as the voting instruction to the trustee of the plan for all shares you own through the 401(k) Plan. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. (Eastern Time) on Friday, June 17, 2022. The trustee of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as shares for which voting instructions were received under the 401(k) Plan.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or voting instruction form, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above or by voting online at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

Shareholders Entitled to Vote

Shareholders of record at the close of business on April 25, 2022 are entitled to vote at the meeting. As of April 25, 2022, there were 59,403,190 shares of common stock outstanding and each share is entitled to one vote. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the ratification of an independent registered public accounting firm, but do not have such discretion to vote on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. Proposals 1 and 2 are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2	|	Bright Horizons

Required Vote to Approve Proposals

Proposal No.	Voting Options	Vote Required to Approve Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of Directors	For, Against or Abstain on Each Nominee	Affirmative vote of a majority of the votes cast by the shareholders entitled to vote(*)	No Effect	No Effect
2. Advisory Vote on Executive Compensation	For, Against or Abstain	Affirmative vote of a majority of the votes cast by the shareholders entitled to vote	No Effect	No Effect
3. Ratification of Appointment of Independent Auditors	For, Against or Abstain	Affirmative vote of a majority of the votes cast by the shareholders entitled to vote	No Effect	N/A(**)

(*)

In an uncontested election, our Amended and Restated Bylaws (the “Bylaws”) require that each director nominee be elected by a majority of votes cast. This means a nominee will be elected to the Board if the votes cast “for” exceed the votes cast “against” such nominee’s election.

(**)

The New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be a routine matter. Accordingly, a broker holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Board of Directors’ Recommendations

The Board recommends a vote:

☑	FOR the election of each of the Class III nominees for director.	See page 5

☑	FOR the advisory vote on compensation paid by the Company to its named executive officers.	See page 54

☑	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	See page 58

Electronic Delivery of Proxy Materials

The Company uses the Securities and Exchange Commission (“SEC”) rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 28, 2022, we sent to shareholders of record at the close of business on April 25, 2022 a Notice, which includes instructions on how to access this Proxy Statement and our 2021 Annual Report, and how to vote online for the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

This Proxy Statement and our 2021 Annual Report are available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.” If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail.

If you are a shareholder of record, to consent to electronic delivery and receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet visit www.proxyvote.com and follow the instructions. When prompted, indicate that you agree to receive and access proxy materials electronically in future years. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

If you hold our common stock through a broker, bank, trust or other holder of record, please refer to the information provided by your broker, bank, trust or other holder of record regarding the availability of electronic delivery. If you hold our common stock through a broker, bank, trust or other holder of record and you have elected electronic access, you will receive information from your broker, bank, trust or other holder of record containing the Internet address for use in accessing this Proxy Statement and the 2021 Annual Report.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

2022 Proxy Statement	|	3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 22, 2022

This Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.

This Proxy Statement and the 2021 Annual Report are also available on the Investor

Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

4	|	Bright Horizons

PROPOSAL 1

ELECTION OF DIRECTORS

Bright Horizons has a classified Board currently consisting of three directors with terms expiring in 2022 (Class III), three directors with terms expiring in 2023 (Class I), and four directors with terms expiring in 2024 (Class II). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring.

This year, three Class III director nominees will stand for election to a three-year term expiring at the 2025 annual meeting. The persons named as proxies will vote to elect Lawrence M. Alleva, Joshua Bekenstein, and David H. Lissy as directors unless your proxy is marked otherwise. Each of these nominees has indicated his willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the child care, employee benefits and work/life solutions industry. We also seek nominees with experience in substantive areas that are important to our business such as international operations; accounting, finance and capital markets; strategic planning and leadership of complex organizations; human resources and development practices; compliance and risk; marketing strategy; and innovation.

The below nominees have substantial leadership, management, accounting, finance and industry expertise. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election for Class III Directors (Terms Expiring in 2025)

The individuals listed below, Lawrence M. Alleva, Joshua Bekenstein and David H. Lissy, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2025 annual meeting of shareholders and until their successors are duly elected and qualified. All of these directors were previously elected to the Board by shareholders.

Each nominee holds or has held senior executive positions in large, complex organizations or with businesses within our industry, and has a broad range of experience that spans different industries and sectors. Each nominee has experience serving on boards and committees of other public companies and all nominees possess an understanding of public company corporate governance practices and trends. All of our nominees have served the Board previously, which has provided them with significant exposure to both our business and the industry in which we compete. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

2022 Proxy Statement	|	5

We believe that all our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

Lawrence M. Alleva Age: 72 Director since: 2012 Committees: • Audit Committee, Chair • Compensation Committee

Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (“PwC”), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multinational companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and chair of the audit committees of Adaptimmune Therapeutics PLC (Nasdaq: ADAP), Mersana Therapeutics Inc. (Nasdaq: MRSN) and Galera Therapeutics, Inc. (Nasdaq: GRTX) as well as a member of the Galera Compensation Committee. He previously served in a similar capacity as audit chair for Tesaro Inc. (Nasdaq: TSRO), Mirna Therapeutics, Inc. (Nasdaq: MIRN) and GlobalLogic, Inc. He served as a trustee of Ithaca College for over 20 years, including in the vice-chair role for 10 years.

Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, and his professional focus on areas such as corporate governance, business strategy, risk, internal controls and financial reporting best practices.

Joshua Bekenstein Age: 63 Director since: 1986 Committees: • Compensation Committee

Mr. Bekenstein has been a Managing Director at Bain Capital LLP (“Bain Capital”) since 1986. Prior to joining Bain Capital in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of Canada Goose Holdings Inc. (NYSE: GOOS), BRP Inc. (TSX: DOO), and Dollarama Inc. (OTC: DLMAF). He previously served on the boards of Burlington Stores, Inc. (NYSE: BURL), and Waters Corporation (NYSE: WAT), each until March 2017, and The Michaels Companies, Inc. (Nasdaq: MIK) until January 2022.

Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of public companies in various business sectors.

David H. Lissy Age: 56 Director since: 2001 Position: • Chair of the Board

Mr. Lissy is the current Chair of the Board. He served as Executive Chairman of the Company from January 2018 through December 2019 and has served as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018 and previously served as Chief Development Officer from July 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. He joined Bright Horizons in August 1997 as Vice President of Development. Prior to joining Bright Horizons, Mr. Lissy served as senior vice president/general manager at Aetna U.S. Healthcare in the New England region. Mr. Lissy has served on the board of Redfin Corporation (Nasdaq: RDFN) since 2018 and as chair since 2020. He also serves on the boards of private companies, BeneLynk, Inc. and Scripta Insights, Inc., Jumpstart, a nonprofit, and as chair of the board of trustees of Ithaca College.

Mr. Lissy’s prior experience, his leadership at many charitable, business services and educational organizations, and his leadership and prior management of the Company provide him with the considerable experience and breadth of management skills to serve as Chair of the Board.

6	|	Bright Horizons

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the meeting will be required for the election of each of the Class III director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

2022 Proxy Statement	|	7

Biographies of Directors Not Standing for Election

Class I Directors with Terms Expiring in 2023

Stephen H. Kramer Age: 51 Director since: 2018 Position: • Chief Executive Officer and President

Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years.

Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

Dr. Sara Lawrence-Lightfoot Age: 77 Director since: 1993 Committees: • Nominating and Corporate Governance Committee

Dr. Lawrence-Lightfoot, a MacArthur winning sociologist, is the Emily Hargroves Fisher Research Professor of Education at Harvard University and has been on the faculty since 1972. She retired from teaching in 2019. She is the first African American woman in Harvard’s history to have an endowed chair named in her honor. Dr. Lawrence-Lightfoot served as a director of the John D. and Catherine T. MacArthur Foundation from 1991 to 2007 and as chair from 2001 to 2007. She was deputy chair of the board of directors of Atlantic Philanthropies, where she served from 2007 to 2021, and previously served as chair of the Academic Affairs Committee of the board of trustees of Berklee College of Music from September 2007 until March 2012. She was re-elected to the Berklee board of trustees in March 2014 and continues to serve. She served as trustee of the WGBH Educational Foundation from 2001 through 2019.

Dr. Lawrence-Lightfoot’s extensive research and expertise in child development, teacher training, classroom structures and processes, curriculum development, parent/teacher relationships, educational policies and organizational structures and her position in academia provide an invaluable and unique perspective to the Board.

8	|	Bright Horizons

Cathy E. Minehan Age: 75 Director since: 2016 Committees: • Audit Committee

Ms. Minehan has been the Managing Director of Arlington Advisory Partners LLC, a private company, since 2016. Ms. Minehan retired as Dean of the School of Management of Simmons College in June 2016 having held that position since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee. She also was the first Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan currently serves on the board of directors and chairs the audit committee of MITRE, a federally funded research and development corporation. She is also a trustee of the Brookings Institution, an honorary trustee and chair of the Nominations and Governance Committee of Massachusetts General Hospital’s board of trustees, co-chair of the Institutional Conflict Committee of Partners Healthcare System, co-chair of the Boston Women’s Workforce Council, chair of the board of the Museum of Fine Arts Boston, president of the National Association of Corporate Directors New England Chapter and vice chair of WGBH. She previously served on the board of directors of Visa, Inc. (NYSE: V) and as a member of its audit committee, from November 2007 to January 2017, and the board of directors of MassMutual Life Insurance Company, a private company, from 2009 to 2017. Ms. Minehan is also a member of the University of Rochester’s board of trustees and is an elected fellow of the American Academy of Arts and Sciences.

Ms. Minehan, through her past leadership roles, her financial knowledge and her experience with risk management issues and best practices for audit committees and boards as well as her long-tenure with the Federal Reserve System, lends considerable financial, risk management, policy-making and operational expertise to the Board.

Class II Directors with Terms Expiring in 2024

Julie Atkinson Age: 48 Director since: 2017 Committees: • Nominating and Corporate Governance Committee

Ms. Atkinson has served as Chief Marketing Officer for Chopt Creative Salad Company since October 2019. She previously served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing and operations. Ms. Atkinson currently serves on the board of directors of Ventoux CCM (Nasdaq: VTAQU).

Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her a key resource for the Board.

2022 Proxy Statement	|	9

Jordan Hitch Age: 55 Director since: 2008 Committees: • Compensation Committee, Chair • Nominating and Corporate Governance Committee

Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch currently serves on the board of directors of Burlington Stores, Inc. (NYSE: BURL).

Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

Laurel J. Richie Age: 63 Director since: 2019 Committees: • Nominating and Corporate Governance Committee, Chair • Audit Committee

Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame. She currently serves as a director of Synchrony Financial (NYSE: SYF) and as a member of their Management Development and Compensation Committee and Nominating and Corporate Governance Committee and as a director of Hasbro, Inc. (Nasdaq: HAS) and as a member of their Compensation Committee and Nominating, Governance and Social Responsibility Committee. She also serves as a leadership consultant to Fortune 100 C-suite executives on matters of personal leadership and corporate culture.

Ms. Richie’s executive management and leadership experience, her strategic and operational expertise, her considerable background in communications, brand development and marketing and her experience serving on Governance and Social Responsibility Committees make her a key member of the Board.

Mary Ann Tocio Age: 74 Director since: 2001

Ms. Tocio served as Chief Operating Officer of the Company from 1993 and as President and COO from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations, and served as Chief Operating Officer from November 1993 until the merger with CorporateFamily Solutions, Inc. in July 1998. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and 1Life Healthcare, Inc. (NASDAQ: ONEM) and previously served on the board of Civitas Solutions, Inc. (The MENTOR Network) (NYSE: CIVI) from October 2015 to March 2019 and the board of Mac-Gray Corporation (NYSE: TUC) from 2006 to 2013.

Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

10	|	Bright Horizons

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors, as further described below, is intended to be competitive in attracting and recruiting new Board candidates and to align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Our non-employee directors receive an annual retainer of $50,000 for their service on the Board and receive the following additional annual retainers for their service on Board committees:

Committee	Chair(1)	Member
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Special Committee	$2,500	$2,500

   (1)    Committee Chairs do not receive a committee member retainer.

If a non-employee director does not serve on the Board or a Board committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally pro-rated.

The current non-employee Chair of the Board, Mr. Lissy, receives a total annual retainer of $225,000 in recognition of the leadership, expertise, and industry experience that he brings to the role as well as his counsel and assistance on various strategic initiatives. Mr. Lissy also receives medical, dental and supplemental disability insurance.

Annual Equity Grant

Each non-employee director receives an annual equity grant of restricted stock units (“RSUs”) valued at $100,000 and our Chair receives an annual equity grant of RSUs valued at $150,000, with the number of stock units determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. These RSUs are fully vested on the grant date and are settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Non-employee directors are expected to own Company shares with a market value equal to five times (5x) the annual Board cash retainer and have five years from the later of (1) May 2016 (the date of adoption) or (2) the date of their appointment to the Board, to achieve this threshold.

As of December 31, 2021, all our non-employee directors met or exceeded this stock ownership requirement.

2022 Proxy Statement	|	11

2021 Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2021. Compensation for Mr. Kramer in 2021, as Chief Executive Officer, is included in the “Summary Compensation Table” and the supplemental tables under the heading “Executive Compensation” included elsewhere in this Proxy Statement. Mr. Kramer did not receive any additional compensation for serving on the Board during 2021.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence M. Alleva	82,500	100,000	—	182,500
Julie Atkinson	55,000	100,000	—	155,000
Joshua Bekenstein	57,500	100,000	—	157,500
Roger H. Brown(5)	12,500	—	—	12,500
Jordan Hitch	70,000	100,000	—	170,000
Marguerite Kondracke(5)	15,000	—	—	15,000
Dr. Sara Lawrence-Lightfoot	55,000	100,000	—	155,000
David H. Lissy	225,000	150,000	2,204	377,204
Linda A. Mason(5)	12,500	—	—	12,500
Cathy E. Minehan	60,000	100,000	—	160,000
Laurel J. Richie(6)	67,500	100,000	—	167,500
Mary Ann Tocio	50,000	100,000	—	150,000

(1)

As of December 31, 2021, Ms. Tocio held 37,135 options to purchase shares of our common stock representing options received previously as an officer of the Company. No other non-employee Board members held options to purchase shares of our common stock as of December 31, 2021. As of December 31, 2021, Mr. Lissy held 21,600 shares of purchased restricted stock representing awards received previously as an officer of the Company. No other non-employee Board members held shares of purchased restricted stock as of December 31, 2021.

(2)

Amounts shown reflect the fair value of RSUs granted to our non-employee directors in 2021, based on the intrinsic value of the awards as determined in accordance with FASB ASC Topic 718. Refer to Note 14 to our audited consolidated financial statements included in our 2021 Annual Report for additional information.

(3)

As of December 31, 2021, Messrs. Alleva, Bekenstein, and Hitch and Mses. Minehan and Tocio, and Dr. Lawrence-Lightfoot each held 4,418 RSUs, Ms. Atkinson held 3,668 RSUs, Ms. Richie held 2,409 RSUs and Mr. Lissy held 2,208 RSUs. All RSUs are fully vested on the grant date and are settled as described above.

(4)	Amounts shown in the “All Other Compensation” column include $2,204 in supplemental disability insurance premiums paid by the Company on behalf of Mr. Lissy during 2021.
(5)	Mr. Brown and Mses. Kondracke and Mason retired from the Board effective March 31, 2021 and did not receive an award of RSUs in 2021. Fees were received for the first quarter of 2021 only.
(6)	As of March 31, 2021, Ms. Richie began serving as Chair of the Nominating and Corporate Governance Committee and received prorated fees for three quarters of service as Chair.

12	|	Bright Horizons

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees, Audit, Compensation and Nominating and Corporate Governance, are composed entirely of independent directors as defined under applicable rules of the NYSE (the “NYSE Rules”) and the rules of the SEC. For information on our director independence, please see “Board Independence” elsewhere in this Proxy Statement.

Board Meetings, Executive Sessions and Presiding Director

The Board and its committees meet periodically throughout the year to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2021, the Board held five meetings and acted by written consent four times. During 2021, each director attended at least 75% of the total Board and Committee meetings on which he or she served during the periods that he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2021, 90% of our directors attended.

Periodically, throughout the year, both non-management directors and independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

The table below provides information about the current membership of these committees:

Current Committee Membership

Director	Class	Current Term	Independent	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	III	2022	☑		☑
Julie Atkinson	II	2024	☑			☑
Joshua Bekenstein	III	2022	☑		☑
Jordan Hitch	II	2024	☑			☑
Stephen H. Kramer	I	2023
Dr. Sara Lawrence-Lightfoot	I	2023	☑			☑
David H. Lissy	III	2022
Cathy E. Minehan	I	2023	☑	☑
Laurel J. Richie	II	2024	☑	☑
Mary Ann Tocio	II	2024	☑
Number of meetings during 2021				9	1	3
Action by written consent during 2021				1	3	—

= Chair

2022 Proxy Statement	|	13

Audit Committee
Members: Lawrence M. Alleva, Chair | Cathy E. Minehan | Laurel J. Richie
Audit Committee Financial Experts: Lawrence M. Alleva | Cathy E. Minehan

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditor, and (v) the Company’s internal control over financial reporting. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and discuss the critical audit matters.

•	Review and approve related party transactions.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material weaknesses or significant deficiencies.

•

Review and discuss with management and the Board the Company’s enterprise risk assessment and management and periodically discuss with management the Company’s major financial and accounting risks as well as risk assessments with respect to cybersecurity and data protection.

The Board has determined that all of the members are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate and Mr. Alleva and Ms. Minehan are also each considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 55 of this Proxy Statement.

Compensation Committee
Members: Jordan Hitch, Chair | Lawrence M. Alleva | Joshua Bekenstein

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•	Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans.

14	|	Bright Horizons

•	Make recommendations regarding employee incentive compensation plans and equity-based plans.

•	Review risks related to executive compensation and the design of compensation plans.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules. Pursuant to its charter and the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Equity Plan”), the Compensation Committee has the authority to delegate to one or more Board members or subcommittees any of its duties and responsibilities, and to delegate to officers, the power to grant awards, when appropriate. The Compensation Committee, in its role as administrator under the Equity Plan, approved the delegation of authority to Mr. Kramer, a Board member and the Company’s Chief Executive Officer, to grant equity awards, among other actions, under the Equity Plan within certain specified parameters.

Nominating and Corporate Governance Committee
Members: Laurel J. Richie, Chair | Julie Atkinson | Jordan Hitch | Dr. Sara Lawrence-Lightfoot

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Recommend to the Board committee composition.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•	Provide oversight, monitor and review the Company’s Environmental, Social & Governance (“ESG”) strategy, initiatives and policies, including receiving periodic reports regarding ESG efforts.

•	Assist the Board in oversight of the Company’s human capital management policies, strategies and initiatives, including Diversity, Equity and Inclusion (“DE&I”).

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules.

2022 Proxy Statement	|	15

Board Leadership

While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. The Board reviewed its leadership structure during the succession-management process relating to the appointment in 2018 of Mr. Kramer as Chief Executive Officer and Mr. Lissy as Executive Chairman and again, in 2019, when the Board considered Mr. Lissy’s transition from Executive Chairman to non-employee Chair. As a result of these reviews, the Board has determined that it is in the best interests of the Company and its shareholders to continue to separate the roles of Chair (now held by a non-employee director) and Chief Executive Officer.

This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations; while Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board.

Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Succession Planning

The Compensation Committee and the full Board periodically review succession planning for the Chief Executive Officer and other senior leadership positions. These reviews include consideration and assessment of the most promising leadership talent throughout the Company, and roles in which external candidates may need to be considered.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure, the committees’ periodic reports to the Board and reports from management. Below is the risk oversight structure highlighting key areas of focus.

16	|	Bright Horizons

Board Oversight

•  Oversees strategic, financial and execution risks and exposures associated with our annual and long-term plan.

•  Reviews material risks to the operations, plans, prospects, strategy or reputation.

•  Annually reviews the Enterprise Risk Management Program and receives regular updates on risk exposures.

•  Regular oversight of Diversity, Equity & Inclusion and Human Capital Management strategy and initiatives.

•  Continuously monitor COVID-19 risks and mitigation strategies related to center operations, return-to-work procedures, business strategy, business continuity and financial planning.

•  Regular reporting from management on business strategy, short- and long-term planning, operations and growth execution across all business lines, financial performance, legal, risk and compliance matters.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•  Review internal audit risk assessment and risks associated with financial and accounting matters, financial reporting, accounting, disclosure & internal controls.

•  Oversee ethics & compliance programs, ethics hotline & related party transactions.

•  Review legal & regulatory compliance.

•  Oversee Enterprise Risk Management Program and the policies and controls to manage risks.

•  Oversee cybersecurity, data protection, data privacy & business continuity.

•  Evaluate risks related to executive compensation and the design of compensation programs, plans and arrangements.

•  Assist in oversight of the development of executive and leadership succession planning.

•  Evaluate compensation-related risks resulting from short-term and long-term uncertainties.

•  Oversee Board refreshment and assignment of directors to committees for risk oversight and other areas of responsibilities.

•  Monitor and review ESG strategy, initiatives and policies.

•  Assist in oversight of the Human Capital Management strategies, initiatives and policies, including considerations around DE&I.

Receives Reports From:	Receives Reports From:	Receives Reports From:

•  CEO

•  CFO

•  Chief Accounting Officer/Tax

•  Controller

•  Internal Audit

•  General Counsel (including Corporate Governance)

•  Compliance & Ethics

•  IT, Privacy & Information Security

•  Independent Auditor

	• CEO • CFO • General Counsel (including Corporate Governance) • Total Rewards/Human Resources • External Legal Counsel	• CEO • General Counsel (including Corporate Governance) • Compliance & Ethics • ESG Working Group • Inclusion Steering Committee • External Legal Counsel

Risk Management Support Functions Include:
• Enterprise Risk Management Program & Framework • Internal Audit • Business Risk and Controls • Governance, Risk & Compliance Committee • General Counsel & Corporate Governance	• Operations Team • Incident Management • Global Health & Safety Function • Chief Information Officer • Chief Information Security Officer • Global Privacy Officer	• ESG Working Group • COVID-19 Response Team • Chief People and Inclusion Officer • Inclusion Steering Committee • Support from External Legal Counsel & Other Advisors

2022 Proxy Statement	|	17

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors, such as the presiding director, by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not directly related to Board duties and responsibilities, such as advertisements, solicitations, surveys, junk mail and mass mailings.

18	|	Bright Horizons

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. We believe that our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews developments in, and matters related to, corporate governance. Highlights of our corporate governance practices are listed below and discussed elsewhere in this Proxy Statement.

Key Corporate Governance Practices:

✓	Ongoing Board Refreshment:

•   We are committed to Board refreshment and continuously seek to balance continuity and fresh perspectives.

•   In 2021, we reduced the Board size to 10 members following the retirement of our founders.

•   Since 2016, we have added three independent, women directors—Ms. Minehan in 2016, Ms. Atkinson in 2017 and Ms. Richie in 2019.

✓	Ongoing Commitment to Diversity, Equity & Inclusion:

•   50% of our Board members are women.

•   20% of our Board members are racially diverse.

•   Introduced “Execution on Diversity and Inclusion Initiatives” as an individual goal for the Company’s 2021 annual cash bonus program.

•   Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee, and any search firm engaged, include women and racially and ethnically diverse candidates in the pool from which candidates are selected.

•   The Board provides oversight and guidance with respect to our policies and practices related to human capital management and regularly receives reports on our diversity, equity and inclusion initiatives as well as employee engagement and retention.

✓	Off-Season Shareholder Engagement:

•   Annually we conduct an off-season shareholder engagement program to elicit direct feedback and gain insight from our shareholders on corporate governance, corporate responsibility and executive compensation, as further described below under the heading “Shareholder Engagement.”

✓	Independent Board:

•   Eight out of 10 current directors are independent under NYSE Rules (all directors other than our Chair and our Chief Executive Officer) and all committees are comprised solely of independent directors under NYSE Rules.

✓	Peer Reviews and Individual Director Self-Assessments:	• The Board conducts a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning.

✓	Robust Self-Evaluation Process:	• The Board and each committee conduct annual self-assessments in addition to the peer reviews and individual assessments discussed above.

✓	Strong Stock Ownership Guidelines:	• We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual salary) and our other named executive officers (3x annual salary).

✓	No Hedging and Pledging Policy:

•   All directors and executive officers are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy, which includes a prohibition on pledging by officers and directors.

✓	Majority Voting:	• Our Bylaws provide for a majority voting standard in uncontested elections of directors.

✓	No Overboarding:

•   All directors, including the Chief Executive Officer, are subject to limits on other public company board service—our Chief Executive Officer should not serve on more than two public company boards and directors should not serve on more than four public company boards, in each case, including our Board.

2022 Proxy Statement	|	19

Key Corporate Governance Practices—(Continued):

✓	Independent Executive Sessions:	• Our Board and committees hold regular executive sessions of non-employee directors all of whom are independent under NYSE Rules.

✓	Dedicated Succession Planning:	• The Board actively monitors our management succession and development plans.

✓	Split Chair and Chief Executive Officer Roles:	• Our separate Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

✓	Compensation Best Practices:

•   We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees and minimum vesting requirements. Please see page 34 of this Proxy Statement for more information on our other compensation practices.

✓	Clawback Policy:	• We maintain a clawback policy covering performance-based compensation for current and former executive officers.

✓	Risk Oversight:

•   Audit Committee approval is required for related party transactions and our Audit Committee oversees our Enterprise Risk Management program and cybersecurity risk with regular reports and review by the full Board.

✓	Director Education:	• We have a board orientation and continuing education program available to all directors.

✓	No Poison Pill:	• We do not have a shareholder rights plan in place.

Shareholder Engagement

Our Board and management team greatly value the opinions and feedback of our shareholders and are committed to engaging with, and listening to, our shareholders. We undertake regular off-season shareholder engagement program focusing on a range of topics. Our outreach is in addition to the ongoing dialogue among our shareholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team regarding our financial and operational performance. In response to our outreach, feedback has been positive with investors expressing appreciation for the opportunity for direct dialogue and engagement.

When meeting with shareholders, participants from Bright Horizons vary per call and may include the Chief Financial Officer, members of Investor Relations and Legal, and for certain calls, the Chief Executive Officer or a member of our Nominating and Corporate Governance Committee.

This off-season we contacted shareholders representing over 60% of shares owned and had telephonic meetings with the shareholders that requested meetings. In the calls conducted this off-season, topics covered during our discussions with investors included:

•	Diversity, equity and inclusion.

•	Climate and sustainability.

•	Board composition and corporate governance.

•	Executive compensation.

Shareholder feedback is presented to, and reviewed by, the Nominating and Corporate Governance Committee or Compensation Committee, as applicable.

Board Refreshment, Diversity and Expertise

The Board of Directors and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure and regularly reviews a Board skill set matrix.

20	|	Bright Horizons

Over the last six years, the Board has undergone significant refreshment by bringing in new directors who lend fresh perspectives resulting in increased gender and racial diversity and broadened backgrounds and skill sets.

Board Refreshment, Composition and Size

Under the leadership of the Nominating and Corporate Governance Committee, the Board has been notably refreshed since 2016 by adding four new directors, including three independent directors—all of whom are women—and rotating five directors off the Board. Since 2016, we have welcomed directors who have brought a mix of experience in digital strategy, marketing, communications, innovation, strategic and operational leadership, industry experience, financial expertise and risk management:

Board Refreshment Since 2016
Directors Added	Directors Retired
Cathy E. Minehan in 2016 Julie Atkinson in 2017 Stephen H. Kramer in 2018 Laurel J. Richie in 2019	One director in 2017 One director in 2019 Three founders in 2021

In March 2021, our three founders retired from the Board and were each named honorary Director Emeritus. At this time, the Board reduced its size to 10 members, reduced overall Board tenure and reclassified the Board into three classes of nearly equal size to balance the membership among the classes of directors.

Board Diversity

The Board believes that diversity is important to the effectiveness of the Board’s oversight of Bright Horizons. Our goal is to have a Board that represents diversity as to experience, gender and ethnicity/race and is committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and racially and ethnically diverse candidates in the pool from which director candidates are selected and the Board and Nominating and Corporate Governance Committee together provide oversight of all diversity, equity and inclusion initiatives.

Fifty percent (50%) of our Board members are women and 20% of our Board members are racially diverse. The Board seeks broad gender and racial/ethnic diversity representation and the right mix of directors with institutional knowledge, fresh perspectives and differentiated backgrounds.

Board Diversity 10 Board Directors 5 Women 2 Black or African-American

2022 Proxy Statement	|	21

Board Expertise

We seek a Board that reflects a range of talents, ages, skills and expertise—particularly in the areas of finance and accounting, management, domestic and international markets, leadership, corporate governance and the child care, education and related industries in which we operate—sufficient to provide sound and prudent guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee regularly reviews the skills, experience, and backgrounds that it believes are desirable to be represented on the Board. The following depicts certain of the Board members’ varied skills, experience, and backgrounds:

Board Independence

Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the NYSE. The Board reviews relationships and transactions between each non-employee director and nominee or any member of his or her immediate family and Bright Horizons. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent.

As a result of this review, the Board has affirmatively determined that Mr. Alleva, Ms. Atkinson, Mr. Bekenstein, Mr. Hitch, Dr. Lawrence-Lightfoot, Ms. Minehan, Ms. Richie and Ms. Tocio, are independent under the governance and listing standards of the NYSE.

Board Independence

Board and Committee Annual Performance Reviews, Peer Reviews and Self-Assessments

Our Corporate Governance Guidelines provide that the Board is responsible for annually conducting a self-evaluation of the Board as a whole. In addition, the written charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2021, the Board and each committee conducted a self-evaluation pursuant to these requirements.

22	|	Bright Horizons

The Board conducts an individual director assessment and peer review annually to enhance director development, accountability and leadership planning. The Board views this annual individual self-assessment and peer review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance. Below is a synopsis of the Board’s self-evaluation and individual director self-assessment and peer review process:

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Our Corporate Governance Guidelines provide that the Board shall review the appropriate skills and characteristics required of Board members in the context of its current make-up. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law. Our Corporate Governance Guidelines provide that our Board seeks to represent diversity as to experience, gender and ethnicity/race as well as be committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines also provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and racially and ethnically diverse candidates in the pool from which director candidates are selected.

The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.”

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our Bylaws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our Bylaws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family

2022 Proxy Statement	|	23

Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting

Our Bylaws include a majority voting requirement for the election of directors at uncontested meetings of shareholders to increase our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors are elected by plurality vote in a contested election of directors (as defined in our Bylaws).

Our Bylaws provide that each incumbent director must deliver an irrevocable letter of resignation as a director, effective upon his or her failure to receive the required vote for reelection. To the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an uncontested election, such director will promptly tender his or her resignation to the Board upon failure to receive a majority of votes cast with respect to his or her election. Based on a recommendation by the Nominating and Corporate Governance Committee, the Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision, within 90 days following certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board and offer to resign. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.

We believe that no director should serve on more than four boards of public companies (including our Board) and that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board). All directors currently comply with these requirements.

Current Limits on Board Service
Directors	No more than 4	☑

Chief Executive Officer	No more than 2	☑

Pursuant to our Audit Committee charter and NYSE Rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Mr. Alleva, a retired partner at PwC, currently serves on the audit committees of four public companies (including Bright Horizons). The Board, after due consideration of the facts and in light of Mr. Alleva’s dedication to, and stewardship of, the Company’s Audit Committee, has determined that Mr. Alleva’s service on the audit committees of four public companies would not impair his ability to effectively serve on the Company’s Audit Committee.

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with, and presentations by, senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members receive a National Association of Corporate Directors membership.

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Code of Business Conduct and Ethics

Bright Horizons demands integrity and is committed to upholding high ethical standards. We have a written Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees and a written Code of Ethics for Senior Managers and Financial Management Team, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Management Team and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459.

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CORPORATE RESPONSIBILITY AND ESG

     Bright Horizons has been changing the way employees and their families work for 35 years. Back in 1986, we saw that access to high-quality child care and early education was an obstacle for working parents. Partnering with employers to provide on-site child care centers became just one way we responded to help whole organizations work more effectively.

Today we are a leading provider of high-quality early education and child care, family care solutions, and workforce education services that are designed to help working families and client employees thrive personally and professionally—services and tools used by more than 1,350 of the world’s top employers and by hundreds of thousands of working parents and learners.

     To deliver results, we put our HEART in everything we do. Our HEART Principles—HONESTY, EXCELLENCE, ACCOUNTABILITY, RESPECT, and TEAMWORK—are the core tenets of our mission and our culture. Our corporate and social responsibility and philanthropic efforts are aligned with our mission and values, supporting initiatives that combine our knowledge, experience and compassion—both as an organization and as individuals. These efforts and principles are embedded throughout our operations, and our unique business model affords us the opportunity to not only build a sustainable long-term organization, but to also have a significant impact on the children, families and adult learners we work with and in the communities where we live.

Social Sustainability

Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially-minded business practices, providing rewarding career opportunities, delivering high-quality care and early education and giving back to our communities.

Through our child care services, we provide foundational early childhood education and development to hundreds of thousands of young children, positively impacting the next generation while simultaneously enabling working parents to thrive and grow in their own professional careers and lives. We further enable thousands of college aspirants and adult learners to meet their education and career goals, thereby improving the quality of the workplace, workforce and, we believe, society at large.

During 2021, together, we:

•

Focused first on the health and safety of the children and families we serve, the teachers and staff at our centers and all of our employees by maintaining our industry leading practices in response to COVID-19.

•

Supported the access to vaccinations through a series of webinars, information and resources as well as testimonials and interviews with leading experts to help encourage our employees to get vaccinated. We provided incentives to encourage staff to receive their vaccinations.

•

Focused on the well-being of parents and families and our employees through timely webinar series and monthly podcasts that reflect current issues facing families, sharing our curriculum with families at home through our online World at Home platform, delivering a health, safety and wellness newsletter for families, offering a parenting exchange workshop series, and launching a new and expanded well-being offering and Employee Assistance Program.

•	Partnered with OneTen and Tent Partnership for Refugees as further discussed below under Diversity, Equity & Inclusion.

•

Supported the communities in which we work and live by proudly standing behind our many employees who give their time to non-profit organizations, awarding grants to their chosen charities in recognition of their volunteer work in their communities.

•

Continued to work alongside our employees to support the Bright Horizons Foundation for Children® and its important mission to brighten the lives of children, youth and families experiencing homelessness and other crisis by bringing Bright Spaces® to children and families in homeless shelters through employee volunteer days, sponsoring Brightening Lives activities and employee-driven Field and Home Team fundraising events.

26	|	Bright Horizons

Employee Sustainability and Development

Our business is about serving people. Our success depends on attracting, developing and retaining talented and highly qualified employees. We are continually investing in resources and creating programs to drive diversity, equity and inclusion, to provide fair and competitive pay and benefits to support our employees’ well-being, and to foster personal growth and career development opportunities. We endeavor to create an environment that rewards performance, enhances our culture and employee experience, respects all employees and retains and engages our talent. A few notable programs and initiatives are summarized below:

•

Horizons Teacher Degree Program. A key program offering for Bright Horizons is our Horizons Teacher Degree Program, which embodies our culture and mission—that career development is a great way to both support our people and reach our Company’s talent goals. The program, which is a first-of-its-kind offering in the early education field, removes financial obstacles for employees pursing a degree, including those posed by traditional tuition reimbursement programs, by allowing employees to earn an associate or bachelor’s degree in early childhood education at no-cost—participants do not have to pay for any expenses out-of-pocket, including tuition, fees and books. Since its inception in 2018, more than 2,000 teachers have enrolled and more than 400 teachers have graduated with degrees.

•

Talent Acquisition and Retention Initiatives. We believe we are the company that other companies look towards to provide critical workforce solutions and benefits to enable their employees to excel both personally and professionally. In 2021, we launched an extensive talent acquisition campaign to recruit teachers and staff. We promoted a National Hiring Day and a new careers website to help our existing team, as well as new and prospective employees, understand the value proposition of a career at Bright Horizons. As part of our continued commitment to support the well-being of our Bright Horizons team, and to help address the challenges in recruiting and retaining top talent, the following are a few examples of the investments we have made, with respect to eligible employees in certain markets, to further strengthen our position as an employer of choice:

• Increased compensation and wages in certain markets	• Increased child care tuition subsidies for teachers and center directors

• Expanded back-up care benefit for full and part-time employees	• Enhanced mental health and wellness resources

•

Professional Development. We invest in our employees’ career growth. Employee training and development opportunities are critical to our success as we believe they drive our employees’ growth, help develop leaders within our organization and support our delivery of quality services to our clients and the families and learners we serve. We provide a robust, ongoing employee training and career development program through our online training university. Our blended learning approach means employees have a selection of different learning methods available to them, including live interactive online webinars, face-to-face training for a variety of topics in multiple venues, eLearning modules, and video. For our teachers, we support their development through a number of programs and resources, including an extensive training curriculum and, in the United States, our CDA (child development associate) program to enable us to deliver high-quality services.

•

Employee Engagement. Retaining and developing our workforce starts with our employees. At Bright Horizons we regularly listen to employees through our regular surveys and forums. Hearing directly from our employees help us to understand the employee experience, including evolving priorities related to workplace environment, employee relations, pay and benefits, flexibility, and career growth opportunities, all of which we see as critical to our mission to be and remain an employer of choice and a great place to work. During 2021, we surveyed employees to ensure that we continued to support their needs and focus on their priorities. This approach enabled us to act on real-time information to expand our benefits and compensation opportunities and to develop enhanced benefits offerings, including the mental health and wellness supports delivered by our expanded Employee Assistance Program offering.

For more information on our benefits and total rewards, please see the Company’s 2021 Annual Report.

Governance and Ethical Sustainability

Corporate governance, integrity and ethics is embedded across all functions of the Bright Horizons business. Our ethical standards serve as the foundation for our operations, how we care for children and how risk is managed throughout the organization. We host a 24/7 confidential ethics hotline and our ethics and compliance program includes regular employee training. Our Code of Business Conduct and Code of Ethics establishes expectations to consistently guide ethical decision-making by our employees and Board, and our Supplier Code of Conduct communicates our expectations of ethical behavior by our suppliers and business partners. Additionally, our Nominating and Corporate Governance Committee oversees our ESG strategy, initiatives and policies and assists in

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the Board’s oversight of our human capital management policies, strategies and initiatives, including DE&I. We believe our strong governance practices support the strategic objectives of the Company and to the benefit of all of our stakeholders.

Our other governance highlights are discussed elsewhere in this Proxy Statement.

Diversity, Equity and Inclusion

At Bright Horizons, diversity, equity and inclusion are core priorities that we believe are critical to our long-term success by improving the work we do, the services we provide and, ultimately, the value we create. We are an organization made up of employees, children and families from many cultures, backgrounds and experiences. We understand the importance of welcoming differences, creating a sense of belonging and providing opportunities for our employees to bring their full selves to work. As an organization built around people, we believe that our DE&I practices enhance all our service offerings and the education we deliver daily to children and families.

Our Vision for Inclusion. Our Inclusion Vision guides and defines our DE&I initiatives and is focused on creating inclusive environments where everyone has a sense of belonging and has the opportunity to contribute and thrive in meaningful and impactful ways. To realize this vision, we leverage the groups below to facilitate interactive activities, ignite/engage in bold conversations and lead diversity awareness and inclusive leadership trainings, webinars and discussion groups—all designed to aid us in creating a culture where differences are celebrated and each person is valued:

•	Inclusion Steering Committee—comprised of senior leaders and executive officers who inform the strategy for Bright Horizons’ overall DE&I initiatives.

•

Inclusion Council—includes representatives from Bright Horizons business units and functional departments, executive members, and co-chairs of our eight Employee Advisory Groups, and is guided by the Inclusion Steering Committee aimed at creating accountability throughout the organization.

•

Employee Advisory Groups—voluntary, company-sponsored internal associations dedicated to fostering a diverse and inclusive work environment within the context of Bright Horizons’ mission, values, goals, business practices, and objectives:

• African Heritage	• MenTeach

• Asian Pacific Islander	• Working Parents

• Hispanic Latino	• Professional Women

• BH Pride: LGBTQ+	• Abled and Disabled Advocates Partnering Together (ADAPT)

•	Board of Directors’ Oversight—our Board provides oversight and guidance with respect to our Company policies and practices related to human capital management, including DE&I initiatives.

Diverse Workforce. We strive to hire a diverse workforce. As of December 31, 2021, workforce diversity representation was approximately as follows:

Employee Population	Gender (Global)(1)	Racial Diversity (North America Only)(2)

Entire Workforce(3)	94%	51%
Home Team Employees	76%	27%
Field Employees	96%	54%
Senior Leaders(4)	67%	17%
Board of Directors	50%	20%

   (1) Gender is defined as percentage of women in the workforce.

   (2) Racial Diversity is defined as: American Indian or Alaska Native, Asian, Black or African American, Hispanic or Latino, Native Hawaiian or Other         Pacific Islander, or two or more races.

   (3) Does not include employees that do not self-identify.

   (4) Senior leader is defined as Vice President and equivalent, and above, and includes executive officers.

28	|	Bright Horizons

Recent Initiatives. We are focused on taking action to make real change, not for a moment in time, but for the long-term. Recent initiatives include:

•

OneTen—Bright Horizons joined the OneTen initiative, a coalition of leading employers committed to upskilling, hiring, and promoting one million Black individuals in America over the next 10 years in family-sustaining jobs with opportunities for advancement. Bright Horizons has the unique position of joining as both a participating employer and as a solution provider/talent developer.

•

Tent Partnership for Refugees—Bright Horizons joined the Tent Partnership for Refugees, a global network of companies committed to supporting refugees around the world, and we support this initiative by inviting refugees to join our welcoming culture and the rewarding field of early education.

•	Human Rights Campaign—Signatory to the Business Statement Opposing Anti-LGBTQ State Legislation.

Our Award Winning Culture. We are honored and proud to have a long track record of being named an employer of choice. The following are some of our most recent awards related to culture and DE&I that we believe are a product of the strong culture we have built at Bright Horizons and the programs and benefits we offer to our employees:

✓ Forbes’ 2022 Best Employers for Diversity	✓ Bloomberg’s 2022 Gender Equality Index

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2022	✓ U.K.’s “Best Workplaces for Women 2021” by the Great Place to Work Institute

✓ PEOPLE Magazine 2021 Companies that Care	✓ Denver Post 2021 Top Workplaces in Colorado

“Great Place to Work-Certified Company” in the United States by Great Place to Work Institute Awarded—July 2021 to July 2022

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 20 times—most recently in 2021

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 16 times—most recently in 2021

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 7 times—most recently in 2020

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TRANSACTIONS WITH RELATED PERSONS

During 2021, we did not enter into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors or executive officers has a direct or indirect material interest. As of December 31, 2021, we had more than 1,350 client relationships with employers across a diverse array of industries and, from time to time, we may provide service offerings to certain of our 5% or greater shareholders. Any contracts and transactions with such shareholders are consummated in the ordinary course of business on an arm’s-length basis.

Policies and Procedures for Related Party Transactions

The Board has adopted a written policy for the review and approval of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer, any greater than 5% shareholder and the immediate family members of any of those persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or having a less than 10% interest in the another entity (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares); (d) any charitable contribution to a charitable organization at which a Related Person’s only relationship is as an employee (non-executive officer) or director, if the aggregate amount does not exceed the lesser of $1,000,000 or 2% of total receipts, (e) competitively bid or regulated public utility services transactions; (f) transactions involving trustee-type services; and (g) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the committee Chair, as applicable, may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

30	|	Bright Horizons

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of April 25, 2022 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 59,403,190 shares of common stock outstanding as of April 25, 2022.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or settlement of vested restricted stock units and securities held by the respective person or group which may be exercised or converted within 60 days after April 25, 2022 as well as shares of unvested restricted stock over which a respective person has voting power. Such shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding common stock:

T. Rowe Price Associates, Inc.(1)	8,400,224	14.14%

The Vanguard Group(2)	5,371,341	9.04%

JPMorgan Chase & Co.(3)	3,504,644	5.90%

Directors and executive officers:

Mary Lou Burke Afonso(4)	71,328	*

Lawrence M. Alleva(5)	7,656	*

Julie Atkinson(6)	5,018	*

Maribeth Bearfield(7)	22,190	*

Joshua Bekenstein(8)	6,418	*

Elizabeth J. Boland(9)	103,870	*

John G. Casagrande(10)	32,261	*

Jordan Hitch(11)	6,418	*

Stephen H. Kramer(12)	148,244	*

Dr. Sara Lawrence-Lightfoot(13)	5,418	*

David H. Lissy(14)	245,545	*

Cathy E. Minehan(15)	5,418	*

Laurel J. Richie(16)	2,409	*

Mary Ann Tocio(17)	64,469	*

All Directors, Nominees and Executive Officers as a Group (14 persons)(18)	726,662	1.20%

(*)	Indicates less than 1%.
(1)

The information regarding T. Rowe Price Entities (as defined below) is based solely on information included in the Schedule 13G/A filed with the SEC on February 14, 2022. T. Rowe Price Entities reported that T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) has sole voting power with respect to 2,806,614 shares of common stock and sole dispositive power with respect to 8,400,224 shares of common

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stock and that T. Rowe Price New Horizons Fund, Inc. (together with T. Rowe Price Associates, the “T. Rowe Price Entities”) has sole voting power with respect to 2,463,301 shares of common stock. The principal business address of the T. Rowe Price Entities is 100 E. Pratt Street, Baltimore, MD 21202.
(2)

The information regarding The Vanguard Group (“Vanguard”) is based solely on information included in the Schedule 13G/A filed by Vanguard with the SEC on February 9, 2022. Vanguard reported that it has shared voting power with respect to 34,548 shares of common stock, sole dispositive power with respect to 5,283,233 shares of common stock, and shared dispositive power with respect to 88,108 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding JPMorgan Chase & Co. (“JPMC”) is based solely on information included in the Schedule 13G filed by JPMC with the SEC on January 19, 2022. JPMC reported that it has sole voting power with respect to 3,340,664 shares of common stock, shared voting power with respect to 3,566 shares of common stock, sole dispositive power with respect to 3,489,209 shares of common stock, and shared dispositive power with respect to 15,415 shares of common stock. The principal business address of JPMC is 383 Madison Avenue, New York, NY 10179.

(4)

Includes 2,640 shares of common stock held by Ms. Burke Afonso’s immediate family members, 33,014 shares of common stock that can be acquired upon the exercise of outstanding options and 16,095 shares of unvested restricted stock awards.

(5)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(6)	Includes 3,668 shares that can be acquired upon the settlement of vested restricted stock units.
(7)	Includes 11,130 shares of unvested restricted stock awards and 11,060 shares of common stock that can be acquired upon the exercise of outstanding options.
(8)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(9)	Includes 5,299 shares of common stock that can be acquired upon the exercise of outstanding options and 38,760 shares of unvested restricted stock awards.
(10)

Includes 200 shares of common stock held by Mr. Casagrande’s immediate family members, 20,590 shares of common stock that can be acquired upon the exercise of outstanding options and 990 shares of unvested restricted stock awards.

(11)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(12)	Includes 83,100 shares of unvested restricted stock awards and 17,690 shares of common stock that can be acquired upon the exercise of outstanding options.
(13)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(14)

Includes 122,948 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s immediate family members, 11,600 shares of unvested restricted stock awards, 2,208 shares of common stock that can be acquired upon settlement of vested restricted stock units, 4,241 shares of common stock held by the David H. Lissy 2019 Grantor Retained Annuity Trust, 19,022 shares of common stock held by the David H. Lissy 2020 Grantor Retained Annuity Trust, 9,125 shares of common stock held by the David H. Lissy 2013 Trust, and 19,547 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(15)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(16)	Includes 2,409 shares that can be acquired upon the settlement of vested restricted stock units.
(17)	Includes 4,418 shares that can be acquired upon the settlement of vested restricted stock units.
(18)

Includes 87,653 shares of common stock that can be acquired upon the exercise of outstanding options, 161,675 shares of unvested restricted stock awards and 34,793 shares of common stock that can be acquired upon settlement of vested restricted stock units.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of holdings and transactions in our common stock and reports of changes in beneficial ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by such dates during fiscal year 2021. To our knowledge, based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers filed on a timely basis all reports under Section 16(a), with the exception of one late Form 4 filing for Jason Janoff, Chief Accounting Officer, with respect to a grant of stock options on May 7, 2021 that was inadvertently omitted in a previous Form 4, which was subsequently filed with the SEC on July 16, 2021.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our named executive officers) for 2021:

Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Maribeth Bearfield(*)	Chief Human Resources Officer
John G. Casagrande	General Counsel and Secretary

(*)	Ms. Bearfield left her position with the Company effective March 31, 2022 and, in connection with her departure, entered into a Consulting Agreement with Bright Horizons for a period of one (1) year.

Overview of Compensation Program

Our named executive officers’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance over the short- and long-term. Our pay-for-performance approach places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation, and serving to align the interests of our executive officers with those of our shareholders. For example, our annual Equity Choice Plan awards (as defined below), which permit recipients to choose awards of stock options or purchased restricted stock, require an upfront, personal investment by mandating participants who elect purchased restricted stock to pay 50% of the fair market value on the grant date to receive the underlying award.

Fiscal 2021 Financial Performance and Key Company Highlights

We are proud of our 2021 results and the work performed by the entire Bright Horizons team across the globe after an unprecedented prior two years. We believe that the Company responded well to the challenges and disruptions resulting from the COVID-19 pandemic, quickly adapting to the changing needs of clients, families and children, while remaining focused on our strategic priorities to deliver high-quality education and care services, connect across our service lines, extend our impact on new customers and clients, and preserve our strong culture. The challenges we faced highlighted the best of Bright Horizons as our employees rose to meet the changing service needs of our customers, with an unwavering commitment to children, families and learners. Our collective response underscored our crisis management capabilities, our critical role in the business continuity plans of our client partners, our leadership in developing and implementing enhanced health and safety protocols, and the value that our unique service offering provides to the families and clients we serve. We believe we have emerged as a stronger and more agile Company and are well positioned to capitalize on the growth opportunities ahead.

2021 Financial Performance and Key Operational and Strategic Achievements: Despite the continued global business disruption in 2021, the Company achieved positive financial results:

34	|	Bright Horizons

During 2021, the Company successfully executed a number of operational and strategic actions to strengthen our client partnerships, enhance our employee value proposition and respond to changing market conditions. We believe that our named executive officers were instrumental in helping us achieve these results and manage through an uncertain global market. Key highlights are included below:

•	New Business Growth: Continued our post-COVID-19 business recovery and as of December 31, 2021:

•

Operated a total of 1,014 early education and child care centers (of which 977 were open) with the capacity to serve approximately 114,000 children and their families in the United States, the United Kingdom, the Netherlands and India.

•

Proudly had more than 1,350 client relationships with employers across a diverse array of industries, including more than 200 Fortune 500 companies and more than 80 of Working Mother magazine’s 2021 “100 Best Companies.”

•

Generated strong revenue growth of 16% with solid performance in each of our operating segments, with Full Service Center-Based Child Care revenue contributing $1.3 billion, Back-Up services revenue topping $350 million and our Educational Advisory services revenue now more than $100 million.

•

Total Shareholder Return (“TSR”): Despite the volatility since the onset of the COVID-19 pandemic in March 2020 and continuing in 2021, the Company has delivered positive TSR on a three- and five-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	(27.23)%	4.14%	12.45%
Russell 3000 Total Return Index	25.66%	25.79%	17.97%
Russell Midcap Growth Index	12.73%	27.46%	19.83%

*Source:	Zach’s Investment Research; Factset

•

Investments in Employees: Addressed the challenges in recruiting and retaining top talent by making investments, to eligible employees in certain markets, to further strengthen our position as an employer of choice:

•	Increased pay through off-cycle market adjustments for teachers and staff in a number of key markets.

•	Expanded our back-up care benefit for full and part-time employees.

•	Increased our child care tuition subsidy for teachers and center directors.

•	Enhanced our mental health and wellness resources through a new and expanded well-being offering.

•

Continued Focus on Health and Safety: Continued to adhere to rigorous enhanced safety protocols and health, hygiene and disinfecting practices, developed based on guidance from the Centers for Disease Control, state and local public authorities, and our partnership with medical professionals and experts that specialize in pediatric infectious diseases. Supported the access to vaccinations through a series of webinars, information and resources and incentives to encourage staff to receive their vaccinations.

•

Recognition as an Employer of Choice and Leader in Diversity: We are honored and proud to have a long track record of being named an employer of choice. The following are some of our most recent awards related to culture and DE&I that we believe are a product of the strong culture we have built at Bright Horizons:

✓ Forbes’ 2022 Best Employers for Diversity	✓ Bloomberg’s 2022 Gender Equality Index

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2022	✓ U.K.’s “Best Workplaces for Women 2021” by the Great Place to Work Institute

✓ PEOPLE Magazine 2021 Companies that Care	✓ Denver Post 2021 Top Workplaces in Colorado

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“Great Place to Work-Certified Company” in the United States by Great Place to Work Institute Awarded—July 2021 to July 2022

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 20 times—most recently in 2021

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 16 times—most recently in 2021

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 7 times—most recently in 2020

For additional information on the Company’s 2021 performance, please see our 2021 Annual Report as filed with the SEC on February 25, 2022.

Fiscal 2021 Compensation Impacts

During 2020, the Compensation Committee, together with the Company and its executive officers, worked to align 2020 executive compensation to reflect the challenging operating and economic environment arising from the COVID-19 pandemic, which resulted in the following actions:

•	Voluntary forfeiture of salary over a five month period.

•	Zero payout for corporate performance component of 2020 annual bonus.

•	No discretionary adjustments to annual bonus opportunity.

•	No resetting of corporate 2020 performance targets.

The 2021 compensation program was established considering both the significant challenges and uncertainty resulting from the ongoing COVID-19 pandemic and the reductions to compensation in 2020. In light of these considerations, the Compensation Committee reviewed the overall 2021 compensation program and approved the following changes to short- and long-term incentive compensation to reflect this dynamic environment:

•

Expanded the range of bonus payout levels applicable to the 50% portion of the annual bonus award tied to corporate performance, with bonus payouts ranging from 0-100% based on achievement within certain performance bands measured as growth over forecasted 2020 performance. The performance bands were designed to establish appropriately rigorous performance targets within the uncertain operating environment.

•

Provided for a 50% increase to the target incentive compensation value (reflected as a percentage of annual salary) for the 2021 Equity Choice Plan awards to incentivize our named executive officers, and promote retention during the ongoing pandemic recovery and execution of the long-term growth strategy.

•	Introduced “Execution on Diversity and Inclusion Initiatives” as an individual goal for the Company’s 2021 annual cash bonus program.

•	Maintained salaries and total bonus eligibility generally consistent with 2020 levels.

Compensation Decisions for Fiscal 2022

The Compensation Committee reviewed the overall 2022 compensation program, in light of the ongoing recovery and operating uncertainty of the COVID-19 pandemic, and approved the following changes to continue to incent and retain senior leaders:

•

Retained a range of bonus payout levels applicable to the 50% portion of the annual bonus award tied to corporate performance, with bonus payouts ranging from 0-100% based on achievement within certain performance bands measured as growth over 2021 performance. The performance bands were designed to establish appropriately rigorous performance targets that also considered the continuing uncertain operating environment.

•

Retained the 2022 Equity Choice Plan awards at generally consistent levels with the 2021 Equity Choice Plan awards to incentivize our named executive officers and promote longer-term retention and the successful execution of the longer term growth and performance strategy.

36	|	Bright Horizons

•

Maintained salaries and total bonus eligibility generally consistent with 2021 levels, with the exception of (1) Ms. Burke Afonso’s salary which was increased by 15% and (2) Mr. Casagrande’s target cash bonus opportunity which was increased from 35% to 50%, each to better align with market levels and the other named executive officers.

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:

☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide tax gross-ups to our executive officers.

☑	Maintain stock ownership guidelines—we have robust stock ownership guidelines for directors, our Chief Executive Officer and our other named executive officers.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.

☑	Set challenging performance goals—we set rigorous corporate performance targets that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.

☑	Tie incentive compensation to achievement of financial performance metrics—we disclose the financial performance metrics used in our incentive bonuses and maintain a pay mix that is weighted to performance-based compensation.	☒	Restrictions on Dividends and Dividend Equivalents—our Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.

☑	Minimum vesting requirement—awards granted under the Equity Plan have a one year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—we annually assess our compensation program to mitigate compensation-related risks.

☑	Clawback policy—we maintain a clawback policy covering performance-based cash and equity compensation for current and former executive officers (including all named executive officers).	☒	Limited perks—we provide only modest perquisites to our executive officers and most benefits are available to all eligible employees.

☑	Limits on non-employee director compensation—our Equity Plan contains a separate limit on the value of equity awards and cash fees that may be awarded annually to non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging and pledging transactions are strictly prohibited under our Amended and Restated Insider Trading Policy.

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay-for-Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards. These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers, including our named executive officers. The Compensation Committee determines the salary, annual cash incentive compensation and equity compensation of our executive officers, including our named executive officers. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our named executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers, including salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these named executive officers; however, the Compensation Committee is ultimately responsible

2022 Proxy Statement	|	37

for approving named executive officer compensation. With respect to our Chief Executive Officer, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation.

Role of Compensation Consultant and Benchmarking. Neither the Company nor the Compensation Committee used a compensation consultant or compensation benchmarking comparison data to assist in the determination of the compensation to be paid to our named executive officers in 2021. The Compensation Committee relies on the factors described in this Compensation Discussion and Analysis in making compensation decisions for our named executive officers.

The Role of Shareholder Say-on-Pay Vote. Since 2015, Bright Horizons has received strong support for its Say-on-Pay proposals.

The Compensation Committee reviewed the results of the Company’s 2021 Annual Meeting of Shareholders held on June 24, 2021 at which the vast majority of our shareholders approved, on an advisory basis, the compensation of our named executive officers with approximately 91.1% of the votes cast voting in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program. Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, the Compensation Committee did not implement substantial changes to our executive compensation program based upon last year’s advisory vote.

As noted above, the Compensation Committee made certain changes to 2022 compensation, including modest adjustments to annual cash bonus performance bands, as well as a 15% increase to Ms. Burke Afonso’s salary and Mr. Casagrande’s target cash bonus opportunity, as further described above.

Elements of Executive Compensation

The compensation of our named executive officers consists of salary, an annual cash bonus, equity awards, and employee benefits that are generally made available to all eligible employees and certain other benefits, as described below. The program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve Company performance goals and strong individual performance over the short- and long-term. Our pay-for-performance approach places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation and serving to align the interests of our executive officers with those of our shareholders. We provide our named executive officers a mix of salary, short-term, and long-term incentives that put a sizeable portion of their compensation at-risk.

CEO 2021 Pay Mix	Other NEOs 2021 Pay Mix

Our named executive officers are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements, which are more fully described in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

38	|	Bright Horizons

Salary. Salaries for our named executive officers provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short- and long-term incentive compensation. Salaries for our named executive officers are reviewed annually by the Compensation Committee. When reviewing salaries, the Compensation Committee takes into account such factors as each officer’s experience and individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for modest salary increases on an annual basis.

In 2020, as a result of the impact of COVID-19 on our business and our employees, Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25% from March 30, 2020 through August 31, 2020, while a majority of Bright Horizons centers were temporarily closed. For 2021, the Compensation Committee approved an increase of 3% in the salaries for our named executive officers.

The table below summarizes the salary changes for our named executive officers for 2021 as approved by the Compensation Committee:

		2020 Salary Information
Named Executive Officer	2021 Salary	2020 Approved Salary(1)	2020 Forfeited Salary	2020 Net Salary(2)
Stephen H. Kramer	$494,400	$480,000	$203,077	$276,923
Elizabeth J. Boland	$362,560	$352,000	$37,231	$314,769
Mary Lou Burke Afonso	$324,450	$315,000	$33,317	$281,683
Maribeth Bearfield	$292,520	$284,000	$30,038	$253,962
John G. Casagrande	$266,049	$258,300	$27,320	$230,980

(1)	Represents the 2020 salary amounts approved by the Compensation Committee in February 2020.
(2)	Represents net salary received by the named executive officers following the voluntary salary forfeitures from March 30, 2020 through August 31, 2020.

Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals and ensure that a portion of each named executive officers’ annual compensation is at-risk and dependent on overall company performance.

For 2021, 50% of the cash bonus awards granted were based on the achievement of pre-established corporate performance goals and 50% were based on a qualitative assessment of individual performance goals.

Under the annual cash bonus program, each named executive officer receives a target award opportunity expressed as a percentage of salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals. The table below summarizes the target award bonus opportunity for our named executive officers for 2021 as approved by the Compensation Committee:

Named Executive Officer	2021 Target Bonus Opportunity (% of salary)	2020 Target Bonus Opportunity (% of salary)
Stephen H. Kramer	145%	145%
Elizabeth J. Boland	100%	100%
Mary Lou Burke Afonso	100%	100%
Maribeth Bearfield	50%	50%
John G. Casagrande	35%	35%

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The Compensation Committee determined the payout of the 2021 annual cash bonus awards as follows:

Individual Performance (Weighted 50%) Comprised of individual goals as qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of equally weighted Adjusted EBITDA and Adjusted EPS Performance Bands

Salary	X	Target Opportunity (% of Salary)	X	Performance Achievement (50% Based on Individual and 50% Based on Corporate)(1)	=	Payout

(1)	Subject to a 3x maximum achievement.

Individual Performance. For the 50% portion of the cash bonus award based on a qualitative assessment of individual performance, the goals applicable to all of our named executive officers are communicated at the beginning of the fiscal year and, for 2021, generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Capital markets and efficient capital deployment
• Employee, parent and client satisfaction	• Succession planning and employee development
• Execution on diversity & inclusion Initiatives • Shareholder relations • Demonstrated ethics and values in line with those of our Company	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2021

2021 Individual Performance Assessment. During the first quarter of 2022, the Compensation Committee evaluated the individual performance of our named executive officers for 2021 and considered the various individual and business factors outlined above, each named executive officer’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance.

After review and discussion, the Compensation Committee determined that each named executive officer earned 100% of the 50% portion of the 2021 annual cash bonus award based on individual performance.

Corporate Performance. The corporate performance goals are designed to be challenging targets that we believe motivate and incent our executive officers to deliver value to our shareholders. For the 50% portion of the cash bonus awards based on the achievement of pre-established corporate performance goals, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)(1) and adjusted earnings per diluted share (“Adjusted EPS”)(1) were selected as the corporate performance metrics for 2021. The Compensation Committee selected Adjusted EBITDA as it reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric as it reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of 2021, the Compensation Committee established target Adjusted EBITDA and Adjusted EPS corporate performance goals. The Compensation Committee determined to equally weight these goals for the corporate performance portion of the bonus award such that 50% was based on meeting an Adjusted EBITDA target level and 50% was based on meeting an Adjusted EPS target level. Each target performance level (each, a “Target”) represented growth over 2020 forecasted performance. Achievement at respective Targets equals a 100% bonus payout and, if the Company outperforms the Targets, the bonus payout is on a sliding scale with the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

For 2021, the Compensation Committee established a range of bonus payout levels applicable to the corporate performance portion of the bonus award, with bonus payouts ranging from 0-100% based on achieving Adjusted EBITDA and Adjusted EPS performance within certain performance bands up to the applicable Targets. Named executive officers were eligible to receive payouts at 50%, 60%, 80% or 100% if the Company achieved Adjusted EBITDA and Adjusted EPS within certain ranges. The performance bands were designed to establish rigorous performance targets that also considered the continuing uncertain operating environment.

(1)

Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted principles in the United States, which commonly are referred to as “non-GAAP measures.” Please refer to footnote (1) on page 41 for more information regarding these non–GAAP measures.

40	|	Bright Horizons

2021 Corporate Performance Achievement: As reflected in the table below, both the Adjusted EBITDA and Adjusted EPS Targets were achieved within the 100% performance payout band, resulting in performance achievement of 100% for the corporate performance portion of the 2021 annual cash bonus award. Corporate performance did not exceed the applicable Targets as reflected below.

Payout Band	Adjusted EBITDA Range	Reported Company Adjusted EBITDA(1)	Adjusted EPS Range	Reported Company Adjusted EPS(1)

Achievement within certain performance bands = Payout at 50%, 60%, 80%, or 100%.

100%	$252.5M - $273.7M	$272.1M	$1.75 - $1.99	$1.99

Target(*)	$273.7M		$2.00

(*)   Payout is on a sliding scale if the Company outperforms the Target with the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

While the Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges, or to adjust the amount that each named executive officer earns with respect to his or her annual cash bonus based on other factors it deems appropriate, in awarding 2021 cash bonuses, the Compensation Committee did not make any such adjustments.

2021 Annual Cash Bonus Payout. During the first quarter of 2022, the Compensation Committee assessed for each named executive officer (1) the achievement of individual performance goals, including the strategic and operational decisions made to achieve the Company’s financial performance targets, and (2) the overall corporate performance achievement.

Based on individual performance and corporate performance levels as described above, the Compensation Committee determined that our named executive officers would receive the following total cash bonuses for 2021 under our annual cash bonus plan:

Named Executive Officer	Target Bonus Opportunity as % of Salary for 2021	Individual Performance (50%)	Corporate Performance (50%)			Weighted Average Total Bonus	Actual Bonus Paid as % of Salary for 2021
			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
Stephen H. Kramer	145%	100%	100%	100%	100%	100%	145%
Elizabeth J. Boland	100%	100%	100%	100%	100%	100%	100%
Mary Lou Burke Afonso	100%	100%	100%	100%	100%	100%	100%
Maribeth Bearfield	50%	100%	100%	100%	100%	100%	50%
John G. Casagrande	35%	100%	100%	100%	100%	100%	35%

Equity Awards. The largest single component of our executive compensation program has been the annual granting of equity-based awards in the form of stock options and/or purchased restricted stock. Executive and other key employees are awarded a choice between stock options and/or purchased restricted stock (the “Equity Choice Plan”). Purchased restricted stock requires payment by our executives in an amount equal to 50% of the fair market value of the shares on the date of the award. The 2021 Equity Choice Plan awards were granted in February 2021.

(1)

Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, which commonly are referred to as “non-GAAP measures.” For fiscal 2021, Adjusted EBITDA represents EBITDA adjusted to exclude the impact of (i) stock-based compensation expense, (ii) COVID-19 related costs, (iii) loss on extinguishment of debt, and (iv) certain other costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with generally accepted accounting principles in the United States, adjusted to exclude the impact of (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) COVID-19 related costs, (iv) loss on extinguishment of debt, (v) certain other costs, and (vi) the income tax provision (benefit) thereon, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconciliation” in our 2021 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS and a reconciliation of these non-GAAP financial measures.

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Our Equity Choice Plan awards include certain provisions that align the interests of our executive officers with those of our shareholders, such as:

☑	Upfront Cash Payment for Equity Award

Executives who elect purchased restricted stock are required to make an upfront, personal investment in the underlying award by paying 50% of the fair market value of the underlying shares on the grant date to receive the underlying award.

☑	3-Year Vesting for Purchased Restricted Stock

Three-year cliff-vesting for purchased restricted stock, with such shares being subject to a risk of forfeiture in the event the recipient leaves the Company before the vesting date (except in the event of a change-of-control or upon death or disability).

☑	5-Year Vesting for Options with Initial Vesting After 3 Years	Five-year vesting schedule for options with the initial vesting (60%) on the third anniversary of grant.

The Compensation Committee applies three- and five-year vesting periods to encourage retention and long-term focus on the Company’s overall performance. The Compensation Committee believes these equity-based awards serve to align the interests of our named executive officers with those of our shareholders and to encourage retention and promote a longer-term, strategic view. We consider stock options to be performance-based because no value is created unless (1) the value of our common stock appreciates after grant and (2) the same value is created for our shareholders.

Determination of Share Amounts. Under the Equity Choice Plan, executives are awarded a choice between stock options or purchased restricted stock and may elect to receive their annual equity award in the form of (1) up to 100% of options, (2) up to 100% of purchased restricted stock, or (3) a combination of the two, not to exceed a total of 100%. The number of shares of our common stock subject to each stock option award generally is determined by the Compensation Committee based on the target incentive compensation value for each executive and the Black-Scholes value of an option, which can be adjusted at the discretion of the Compensation Committee. The number of shares of purchased restricted stock to be issued approximately equaled 185% of the executive’s target incentive compensation value divided by 50% of the fair market value of a share of Company common stock, as measured by the average closing price of our common stock for a 90-day period occurring prior to January 1st (typically, the most recently completed calendar quarter).

Purchased Restricted Stock Payments Made by Named Executive Officers in 2021. An executive who elects to receive purchased restricted stock is required to pay a purchase price on the date of grant equal to 50% of the fair market value of the shares of our common stock on the date of the award. In 2021, this resulted in the following payments made by the named executive officers and the corresponding restricted stock received:

Named Executive Officer	Shares of Restricted Stock (#)	Purchase Price Paid by Named Executive Officer ($)	Value to Named Executive Officer ($)
Stephen H. Kramer	37,700	3,009,591	3,009,591
Elizabeth J. Boland	15,640	1,248,541	1,248,541
Mary Lou Burke Afonso	4,950	395,159	395,159
Maribeth Bearfield	6,930	553,222	553,222
John G. Casagrande	—	—	—

Purchased restricted stock awards vest as to 100% on the earliest of the third anniversary of the grant date, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). Stock options granted under this program vest over five years with 60% of the stock options vesting on the third anniversary of the grant date, an additional 20% vesting on the fourth anniversary of the grant date and the final 20% vesting on the fifth anniversary of the grant date (subject to continued service with the Company through each applicable vesting date).

In the first quarter of 2021, the Compensation Committee granted equity awards under the 2021 Equity Choice Plan with aggregate targeted values equal to a percentage of salary as indicated below. The Compensation Committee provided for a 50% increase of the target incentive compensation value (reflected as a percentage of annual salary) used to determine the 2021 Equity Choice Plan awards to incentivize our named executive officers, and to promote longer-term retention during the COVID-19 pandemic business recovery and execution of the long-term growth strategy.

Each award contains certain provisions to align the interests of our executive officers with those of our shareholders as further described above.

42	|	Bright Horizons

Named Executive Officer	2021 Target Value of Equity Awards (% of annual salary)(1)	2020 Target Value of Equity Awards (% of annual salary)
Stephen H. Kramer	337.5%	225%
Elizabeth J. Boland	225%	150%
Mary Lou Burke Afonso	225%	150%
Maribeth Bearfield	150%	100%
John G. Casagrande	150%	100%

(1)	Reflects the 50% increase in the target value of equity awards for the 2021 Equity Choice Plan to incent and retain named executive officers.

Information about the number of stock options granted to, and/or restricted shares purchased by, our named executive officers in 2021 is included in the “Grants of Plan-Based Awards” table and accompanying footnotes below, including the amounts paid by our named executive officers to purchase restricted stock in 2021.

Benefits and Perquisites. We provide modest benefits and perquisites to our named executive officers. Most of these benefits, such as matching contributions under our tax-qualified retirement plan—the Bright Horizons 401(k) Plan—basic health and wellness benefit coverage, and accrued vacation payouts, are available to all eligible employees.

401(k) Plan Match. Under the plan, employees’ elective deferrals are immediately vested and non-forfeitable. Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2021, we matched 25% of each participant’s contributions on the initial 8% of the participant’s compensation, provided that the participant had at least one year of service. Employer matching contributions and other employer contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service. For our executive officers who participate in our 401(k) Plan and have more than six years of service, all matching contributions are fully vested at the date of match.

Nonqualified Deferred Compensation Plan Match. In 2021, matching contribution under our nonqualified deferred compensation plan were provided to Messrs. Casagrande and Kramer and Ms. Burke Afonso in connection with their election to participate in this plan for 2021. Our nonqualified deferred compensation plan (the “NQDC Plan”) for our executive officers and other highly compensated employees allows participants to defer up to 50% of salary and up to 100% of paid bonus compensation and receive earnings on these deferred amounts. We provide for discretionary matching contributions under this plan, which for 2021 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.

In addition to the 401(k) Plan match and NQDC match, in 2021, we provided modest supplemental benefits and programs to certain named executive officers as described below. The compensation associated with these benefits is included in the “Summary Compensation Table.”

•	Company-paid supplemental disability insurance—provided to Ms. Boland.

•	Accrued Vacation Payout—provided to Messrs. Casagrande and Kramer and Mses. Burke Afonso and Bearfield and was available at election to all eligible employees.

Change of Control / Severance Agreements. All our named executive officers have severance agreements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers. For more information on the severance agreements with our named executive officers, please see the description in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Other Key Compensation Practices

Executive Clawbacks. The Company has adopted a clawback policy that covers current and former executive officers who are or were subject to the requirements of Section 16 of the Exchange Act (including all of our named executive officers). This policy provides that if any such current or former executive officer has engaged in misconduct which materially contributed to a material restatement of the Company’s financial results, the Compensation Committee has the right to use reasonable efforts to recover from such executive officer an amount of performance-based compensation (including annual and long-term incentives, either cash or equity) awarded during the three-year period preceding such restatement equal to the amount of excess compensation awarded or earned had the compensation been calculated based on the restated financial results. The Compensation Committee will review any required changes to the clawback policy in light of evolving regulatory requirements, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, under the Sarbanes-Oxley Act, our Chief Executive Officer’s and

2022 Proxy Statement	|	43

Chief Financial Officer’s annual cash incentive payments and equity-based awards are subject to recoupment under circumstances where the Company materially fails to comply with a financial reporting requirement as a result of misconduct.

Anti-Hedging Policy and Anti-Pledging. The Company’s Amended and Restated Insider Trading Policy prohibits employees, executive officers and members of the Board (including family members and controlled entities) from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

No “Gross-ups.” The Company does not provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

No Repricing of Stock Options. The Company cannot reprice underwater stock options without shareholder approval.

Cap / Limit on Incentive Bonus. The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive under the portion of our annual cash bonus tied to corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.

Stock Ownership Guidelines. The Company has stock ownership guidelines that apply to our Chief Executive Officer, named executive officers and non-employee directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his/her annual salary, each other named executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his/her annual salary, and each non-employee director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee directors for service on the Board. Non-employee directors, named executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

As of December 31, 2021, our Chief Executive Officer and each of our other named executive officers met or exceeded this stock ownership requirement and all of our non-employee directors met or exceeded this stock ownership requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. While the Compensation Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Compensation Committee reserves discretion to award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes that such compensation will best attract, retain, and reward executives, contribute to our business objectives and achievement of our strategic goals and in furtherance of our compensation principles described above.

Risk Assessment of Overall Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to multi-year vesting schedules (three years in the case of restricted stock awards and five years in the case of stock options). The ultimate value of these awards is tied to the Company’s long-term stock price performance and based on this long-range focus, we believe should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as

44	|	Bright Horizons

individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity. Additionally, the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics is capped at three times (3x) the portion of the target bonus based on Company performance. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Lawrence M. Alleva

Joshua Bekenstein

46	|	Bright Horizons

Summary Compensation Table

The following table sets forth information about compensation earned by, or awarded or paid to our named executive officers for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen H. Kramer	2021	494,400	358,440	3,009,591	—	358,440	16,435	4,237,306
Chief Executive Officer and President	2020	276,923	348,000	2,259,271	—	—	11,433	2,895,627
	2019	420,755	262,972	538,736	437,721	230,889	4,504	1,895,577

Elizabeth J. Boland	2021	362,560	181,280	1,248,541	170,856	181,280	5,557	2,150,074
Chief Financial Officer	2020	314,769	176,000	1,104,155	—	—	6,230	1,601,154
	2019	341,986	128,245	425,785	186,857	112,599	4,905	1,200,377

Mary Lou Burke Afonso	2021	324,450	162,225	395,159	712,656	162,225	11,436	1,768,151
Chief Operating Officer,	2020	281,683	157,500	596,244	203,254	—	5,799	1,244,480
North America Center Operations	2019	305,964	152,982	210,597	256,605	134,318	4,283	1,064,749

Maribeth Bearfield(*)	2021	292,520	73,130	553,222	184,464	73,130	5,625	1,182,091
Chief Human Resources Officer	2020	253,962	71,000	356,727	122,237	—	—	803,925
	2019	275,834	68,959	—	287,030	60,546	—	692,369

John G. Casagrande	2021	266,049	46,559	—	559,440	46,559	12,041	930,648
General Counsel and Secretary	2020	230,980	45,203	—	277,165	—	6,373	559,721
	2019	250,776	52,663	—	154,996	30,825	6,606	495,866

(*)

Effective March 31, 2022, Ms. Bearfield left her position with the Company and, in connection with her departure, entered into a Consulting Agreement with Bright Horizons for a period of one (1) year as further described under “Potential Payments Upon Termination or Change of Control” below.

(1)

Salary amounts are not reduced to reflect amounts contributed by the named executive officer to the 401(k) Plan or to the NQDC Plan. In 2020, Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25% for a period of five (5) months during the height of the COVID-19 pandemic. The salaries in 2020 reflect this reduction.

(2)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on individual performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(3)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all restricted stock awards granted in 2021, 2020, and 2019 excluding the 50% purchase price paid by the respective officer. For the 2021 restricted stock awards, the following amounts were paid in cash on the grant date by executives who elected to receive purchased restricted stock:

	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
Stephen H. Kramer	3,009,591	37,700
Elizabeth J. Boland	1,248,541	15,640
Mary Lou Burke Afonso	395,159	4,950
Maribeth Bearfield	553,222	6,930

In 2021, Mr. Casagrande did not elect to receive restricted stock awards. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of restricted stock awards granted in all three years, please see Note 14 to our audited consolidated financial statements included in our 2021 Annual Report. For more information regarding the restricted stock awards granted in 2021, please see the “Grants of Plan-Based Awards” table.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted in 2021, 2020, and 2019. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 14 to our audited consolidated financial statements included in our 2021 Annual Report. For more information regarding the stock option awards granted in 2021, please see the “Grants of Plan-Based Awards” table.

(5)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on Company performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates. In 2020, the $0 cash amount paid to our named executive officers reflects that no amounts were earned based on Company performance due to the impact of COVID-19 on our business.

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(6)

Amounts shown in the “All Other Compensation” column include the following: matching contributions made to the 401(k) Plan on behalf of certain named executive officers; matching contributions made to the NQDC Plan on behalf of Messrs. Casagrande and Kramer and Ms. Burke Afonso; supplemental disability insurance premiums paid by the Company on behalf of Ms. Boland, and accrued vacation payout amounts on behalf of the named effective officers who elected, each as set forth in the table below.

Name	Year	401(k) Match ($)	Deferred Compensation Plan Match ($)	Supplemental Medical and Disability Insurance ($)	Accrued Vacation Payout ($)	Total ($)
Stephen H. Kramer	2021	4,427	2,500	—	9,508	16,435
Elizabeth J. Boland	2021	4,269	—	1,288	—	5,557
Mary Lou Burke Afonso	2021	3,616	1,581	—	6,239	11,436
Maribeth Bearfield	2021	—	—	—	5,625	5,625
John G. Casagrande	2021	4,425	2,500	—	5,116	12,041

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2021.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
				Target ($)(1)	Maximum ($)(2)
Stephen H. Kramer	Annual Cash Bonus			716,880	1,433,760	—	—	—	—
	Restricted Stock	2/26/2021	2/23/2021	—	—	37,700	—	—	3,009,591

Elizabeth J. Boland	Annual Cash Bonus			362,560	725,120	—	—	—	—
	Restricted Stock	2/26/2021	2/23/2021	—	—	15,640	—	—	1,248,541
	Stock Options	2/26/2021	2/23/2021	—	—	—	3,390	$159.66	170,856

Mary Lou Burke Afonso	Annual Cash Bonus			324,450	648,900	—	—	—	—
	Restricted Stock	2/26/2021	2/23/2021	—	—	4,950	—	—	395,159
	Stock Options	2/26/2021	2/23/2021	—	—	—	14,140	$159.66	712,656

Maribeth Bearfield	Annual Cash Bonus			146,260	292,520	—	—	—	—
	Restricted Stock	2/26/2021	2/23/2021	—	—	6,930	—	—	553,222
	Stock Options	2/26/2021	2/23/2021	—	—	—	3,660	$159.66	184,464

John G. Casagrande	Annual Cash Bonus			93,117	186,234	—	—	—	—
	Stock Options	2/26/2021	2/23/2021	—	—	—	11,100	$159.66	559,440

(1)

These amounts represent the target cash bonus opportunity under our 2021 annual cash bonus plan with respect to both Company and individual performance. Threshold amounts are not shown as corporate performance below certain levels would have resulted in zero payout. The target amount reflects 100% of the annual cash bonus tied to individual performance and achievement of 100% of the target annual cash bonus tied to corporate performance. The actual amount of the bonus earned by each named executive officer for 2021 is reported in the “Summary Compensation Table.” For a description of the Company and individual performance targets relating to the annual cash bonus, please refer to “Elements of Executive Compensation—Annual Cash Bonus” above.

(2)

These amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance.

(3)

These amounts reflect restricted stock awards. Restricted stock awards were granted as part of the 2021 Equity Choice Plan and vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). The purchase price of each restricted stock award is equal to 50% of the fair market value of a share of our common stock on the grant date. For the 2021 awards, the following amounts were paid in cash on the grant date by executives who elected to receive purchased restricted stock:

Named Executive Officer	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
Stephen H. Kramer	3,009,591	37,700
Elizabeth J. Boland	1,248,541	15,640
Mary Lou Burke Afonso	395,159	4,950
Maribeth Bearfield	553,222	6,930
John G. Casagrande	—	—

(4)	In 2021, Mr. Casagrande did not elect to receive restricted stock awards.
(5)

These amounts reflect options to purchase shares of our common stock. Stock options were granted as part of the 2021 Equity Choice Plan and vest 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of seven years.

(6)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(7)

Amounts shown reflect the total grant date fair value of the stock and option awards granted in 2021, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited Consolidated Financial Statements included in our 2021 Annual Report. These amounts do not reflect actual amounts that may be paid to or realized by our named executive officers and do not contemplate forfeitures by the respective executives. See footnotes (3) and (4) to the “Summary Compensation Table.”

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2)	Option Grant Date	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Stephen H. Kramer	—	17,080	$94.03	1/2/2018	1/2/2025	8,800	1,107,744	(6)
	—	15,250	$122.44	2/25/2019	2/25/2026	26,600	3,348,408	(7)
	—	—	—	—	—	37,700	4,745,676	(8)

Elizabeth J. Boland	—	2,786	$96.46	2/23/2018	2/23/2025	6,955	875,495	(6)
	—	6,510	$122.44	2/25/2019	2/25/2026	13,000	1,636,440	(7)
	—	3,390	$159.66	2/26/2021	2/26/2028	15,640	1,968,763	(8)

Mary Lou Burke Afonso	10,370	—	$63.19	1/15/2016	1/15/2023	3,440	433,027	(6)
	6,144	1,536	$69.14	2/24/2017	2/24/2024	7,020	883,678	(7)
	7,200	4,800	$96.46	2/23/2018	2/23/2025	4,950	623,106	(8)
	—	8,940	$122.44	2/25/2019	2/25/2026	—	—
	—	5,720	$169.87	2/24/2020	2/24/2027	—	—
	—	14,140	$159.66	2/26/2021	2/26/2028	—	—

Maribeth Bearfield	—	2,000	$71.16	1/25/2017	1/25/2024	4,200	528,696	(7)
	920	4,280	$96.46	2/23/2018	2/23/2025	6,930	872,348	(8)
	—	10,000	$122.44	2/25/2019	2/25/2026	—	—
	—	3,440	$169.87	2/24/2020	2/24/2027	—	—
	—	3,660	$159.66	2/26/2021	2/26/2028

John G. Casagrande	5,310	—	$14.54	5/2/2012	5/2/2022	—	—
	5,850	—	$63.19	1/15/2016	1/15/2023	—	—
	5,360	1,340	$69.14	2/24/2017	2/24/2024	—	—
	3,600	2,400	$96.46	2/23/2018	2/23/2025	—	—
	—	5,400	$122.44	2/25/2019	2/25/2026	—	—
	—	7,800	$169.87	2/24/2020	2/24/2027	—	—
	—	11,100	$159.66	2/26/2021	2/26/2028

(1)

Stock options vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date.

(2)

The exercise price of each stock option awarded prior to our initial public offering on January 25, 2013 was set at or above the fair market value of a share of our common stock on the grant date as determined by our Board, based in part on an independent third-party valuation report. The exercise price of stock options awarded subsequent to January 25, 2013 is the closing price of our common stock on the date of grant.

(3)	Stock options awarded prior to January 25, 2013 have a 10-year term and stock options awarded on or after January 25, 2013 have a seven-year term.
(4)

Restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability, subject to continued service with the Company through the applicable vesting date.

(5)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2021, or $125.88 per share.
(6)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share for restricted stock awards granted on February 25, 2019.

(7)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $84.935 per share for restricted stock awards granted on February 24, 2020.

(8)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $79.83 per share for restricted stock awards granted on February 26, 2021.

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Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised by our named executive officers during 2021 and shares of restricted stock held by our named executive officers that vested during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Stephen H. Kramer	25,620(4)	1,949,470	28,800(5)	4,982,112
Elizabeth J. Boland	7,179(6)	357,751	8,775(7)	1,483,502
Mary Lou Burke Afonso	30,680	3,348,800	2,725(7)	460,689
Maribeth Bearfield	7,500	603,892	—	—
John G. Casagrande	16,556(8)	2,253,590	—	—

(1)	Each stock option was exercisable for one share of our common stock.
(2)	Represents the difference between the aggregate exercise price of the stock options and the fair market value of these shares at the time of exercise multiplied by the number of options exercised.
(3)

Represents the fair market value of the underlying shares as of the vesting date multiplied by the number of shares that vested. Under the Company’s Equity Choice Plan, executives who elect to receive purchased restricted stock awards pay 50% of the fair market value of the underlying shares on the grant date. The following named executive officers paid the following purchase prices and such amounts are not accounted for in the above table. Taking these amounts into consideration the value realized on vesting for the restricted stock awards would be as follows:

Named Executive Officer	Value Realized on Vesting ($)	Purchase Price Paid upon Grant ($)	Value Realized on Vesting after Purchase Price
Stephen H. Kramer	4,982,112	1,354,032	3,628,080
Elizabeth J. Boland	1,483,502	423,218	1,060,284
Mary Lou Burke Afonso	460,689	131,427	329,262

(4)

Out of the shares acquired on exercise listed above, on March 11, 2021, Mr. Kramer net settled 10,910 options, whereby the Company withheld 8,181 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Kramer received 2,729 shares.

(5)

On January 2, 2021, shares of purchased restricted stock granted to Mr. Kramer on January 2, 2018 vested in full. At the time of grant, Mr. Kramer filed an election under Section 83(b) of the Code and thereby received the full number of shares of restricted stock granted on January 2, 2018 at the time of vesting.

(6)

On May 13, 2021, Ms. Boland net settled 7,179 options, whereby the Company withheld 5,676 shares that would otherwise have been delivered upon the exercise of the options to satisfy her tax obligations and the exercise price. After satisfying these obligations, Ms. Boland received 1,503 shares.

(7)

On February 23, 2021, shares of purchased restricted stock granted on February 23, 2018 vested in full. Mses. Boland and Burke Afonso elected to have withheld from the shares to be delivered on vesting a number of shares necessary to satisfy tax obligations. After such withholding, Ms. Boland received 6,851 shares and Ms. Burke Afonso received 2,125 shares. Ms. Bearfield and Mr. Casagrande did not elect to receive a grant of purchased restricted stock in 2018.

(8)

Out of the shares acquired on exercise listed above, on March 10, 2021, Mr. Casagrande net settled 5,000 options, whereby the Company withheld 1,792 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Casagrande received 3,208 shares. Additionally, on May 17, 2021, Mr. Casagrande net settled 2,500 options, whereby the Company withheld 1,001 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Casagrande received 1,499 shares.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2021 for our named executive officers who elected to participate in the plan.

Name	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(1)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)(2)
Stephen H. Kramer	15,101	2,500	25,318	(101,025)	121,224
Elizabeth J. Boland	—	—	34,289	—	162,117
Mary Lou Burke Afonso	6,324	1,581	10,238	—	87,385
Maribeth Bearfield	—	—	—	—	—
John G. Casagrande	49,688	2,500	79,528	—	628,244

(1)

Contributions are reported as compensation in the “Summary Compensation Table” consisting of (i) the deferral of eligible compensation included in “Salary” and (ii) matching contributions from the Company included in “All Other Compensation”.

50	|	Bright Horizons

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements. For 2021 amounts, please see footnote (1) above. For 2020 and 2019, the total contributions for Mr. Kramer were $8,243 and $12,609, respectively. For 2020 and 2019, the total contribution for Mr. Casagrande were $64,813 and $66,259, respectively.

We offer the NQDC Plan to a select group of management or highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our named executive officers. Participants can defer up to 50% of their salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2021 was 25% of a participant’s elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service with us. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment, in a lump sum or in installment payments, and may only take distributions of Company contributions following a separation from service.

Potential Payments Upon Termination or Change of Control

The following summaries and table describe and quantify the potential payments and benefits that would have been provided to each of our named executive officers if a termination of employment or a change of control had occurred on December 31, 2021 under our compensation plans and agreements. These summaries are qualified in their entirety by the terms of the severance agreements in place with the named executive officers.

Change of Control / Severance Agreements

The Company has severance agreements with each of Messrs. Kramer and Casagrande and Mses. Boland, Burke Afonso and Bearfield that provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control (as such term is defined in the respective agreements).

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), an executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive (a) any accrued but unpaid salary as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive’s compliance with restricted covenants contained in the agreement severance pay equal to the executive’s total base salary and cash bonus compensation for the prior two years of the executive’s employment in bi-weekly payments for up to two years. If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment), or if the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will provide the executive and his or her dependents substantially similar benefits or pay the executive an amount equal to the full cash value thereof.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for one year at his or her then current salary rate and a pro-rated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid salary and other accrued benefits then due to the executive as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a termination of the executive officer’s employment by reason of death or disability.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid salary and any other accrued benefits then due to the executive as of termination.

Impact on Purchased Restricted Stock. In the event the executive’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value.

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Change of Control. Pursuant to the severance agreements, immediately prior to a change of control, all unvested options then held by the executive will vest in full. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a change of control.

Restrictive Covenants. Under the terms of their respective severance agreements, each of our named executive officers has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations during the severance payment period (as such term is defined in the respective agreements).

The executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

Consulting Agreement. In the first quarter of 2022, Ms. Bearfield stepped down from Bright Horizons to pursue other opportunities and entered into a Consulting Agreement to assist in a seamless transition. Pursuant to the Consulting Agreement, Ms. Bearfield will provide consulting and advisory services for a period of one (1) year for a consulting fee of $120,000. The Consulting Agreement includes certain customary provisions, including confidentiality and non-disparagement provisions and non-solicitation and non-compete covenants for the term of the Consulting Agreement and for an additional year following the end of the term. No other benefits or payments are due under the arrangement.

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment or change of control, assuming that each named executive officer’s termination of employment or a change of control occurred on December 31, 2021 (the last business day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within and outside the 24-month Protection Period described above. If a termination of employment had occurred on December 31, 2021, severance payments and benefits would have been determined under the executive officer’s severance agreement, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control		Termination of Employment Due to Death or Disability		Change of Control
Name	Pro-Rata Bonus ($)	Salary and Bonus Continuation ($)	Medical Benefits Continuation ($)(1)	Accelerated Vesting of Equity Awards ($)(2)(3)	Pro-Rata Bonus ($)	Salary Continuation ($)	Pro-Rata Bonus ($)	Accelerated Vesting of Equity Awards ($)(3)(4)	Accelerated Vesting of Equity Awards ($)(2)(3)
Stephen H. Kramer	716,880	1,836,203	68,295	3,990,688	716,880	494,400	716,880	3,394,230	3,990,688
Elizabeth J. Boland	362,560	1,215,889	46,343	1,806,576	362,560	362,560	362,560	1,702,217	1,806,576
Mary Lou Burke Afonso	324,450	1,088,083	68,295	996,934	324,450	324,450	324,450	737,812	996,934
Maribeth Bearfield(*)	146,260	763,742	2,248	760,853	146,260	292,520	146,260	491,096	760,853
John G. Casagrande	93,117	635,348	20,725	165,216	93,117	266,049	93,117	—	165,216

(*)	Ms. Bearfield left her position with the Company effective March 31, 2022 and transitioned to a consulting role. Information about her consulting arrangement is described above.
(1)	Based on the cost of health premiums in effect for fiscal 2022.
(2)

Equity awards include unvested stock option awards and restricted stock awards. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $125.88, which was the closing stock price on December 31, 2021. Does not include the following number of stock options that were underwater as of December 31, 2021—3,390 options for Ms. Boland; 19,860 options for Ms. Burke Afonso; 7,100 options for Ms. Bearfield; and 18,900 options for Mr. Casagrande.

(3)

The amount associated with restricted stock awards is calculated by multiplying the number of restricted stock awards by the difference between $125.88 and the initial purchase price of the restricted stock awards. The purchase price of restricted stock awards granted on February 25, 2019 is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share. The purchase price of restricted stock awards granted on February 24, 2020 is equal to 50% of the fair market value of our common stock on the date of grant, or $84.935 per share. The purchase price of restricted stock awards granted on February 26, 2021 is equal to 50% of the fair market value of our common stock on the date of grant, or $79.83 per share. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control, or the termination of the executive officer’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date).

(4)	Includes restricted stock awards only. Option awards do not accelerate on termination of employment by reason of death or disability.

52	|	Bright Horizons

CEO Pay Ratio

We are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer and President, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2021:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $4,237,306; and

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $27,959 (calculated in the same manner as under the Summary Compensation Table).

Based on this information, the 2021 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is estimated to be 152:1. Omitting Mr. Kramer’s 2021 Equity Choice Plan award, the ratio of our Chief Executive Officer’s $1,227,715 compensation (consisting of salary, bonus and all other compensation) to the equivalent compensation of our median employee is estimated to be 44:1.

We determined the median employee as of December 31, 2021. As of December 31, 2021, our employee population consisted of 25,841 employees, including full-time, part-time, temporary and seasonal employees and all employees added by acquisitions in 2021. Of our total employee population, 16,325 were located in the U.S. (including Puerto Rico), 7,420 were located in the United Kingdom, 2,060 were located in the Netherlands and 36 were located in India. As permitted by SEC rules, we excluded all of our employees located in India who, in the aggregate, represented 0.14% of our total employee population on December 31, 2021. As a result, for purposes of the pay ratio calculation, our employee population consisted of 25,804 employees (not including the Chief Executive Officer).

We utilized 2021 gross cash compensation as our consistently applied compensation measure to identify the median employee within the above employee population. Gross cash compensation reflects a wide variety of pay items and includes salary/wages (including overtime and vacation pay), bonuses, cash incentives, other benefits and allowances, and any deferred compensation distributions paid in 2021. We excluded the value of stock-based compensation because we do not widely distribute equity awards to all employees. For employees working outside the United States, we converted employee compensation to U.S. dollars using the average exchange rates for 2021. We annualized the compensation of non-temporary/non-seasonal employees who were new hires or re-hires and did not work for us for the entire calendar year. We did not annualize employees on furlough during 2021.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records, the methodology described above and reasonable judgement and assumptions. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

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PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”) in accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules. The Compensation Discussion and Analysis included in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for 2021.

At our 2021 Annual Meeting of Shareholders, the advisory vote on executive compensation received approximately 91.1% support from shareholders, demonstrating strong support of the Company’s executive compensation program. At the 2021 Annual Meeting, we asked shareholders to vote on the frequency of our say-on-pay vote and shareholders recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held annually. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2023 annual meeting of shareholders.

As described in detail in the Compensation Discussion and Analysis, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	tie compensation to the achievement of company performance goals;

•	reward individual performance and contribution to our success over the short- and long-term; and

•	align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards.

In addition, as we described in the Compensation Discussion and Analysis and elsewhere in this Proxy Statement, in approving compensation for our named executive officers, the Compensation Committee considers the financial performance of the Company.

In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for directors, our Chief Executive Officer and our named executive officers.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

54	|	Bright Horizons

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Audit Committee Composition and Meetings

The Audit Committee is composed of three directors, Lawrence M. Alleva, Cathy E. Minehan and Laurel J. Richie, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that both Mr. Alleva and Ms. Minehan are audit committee financial experts as defined by the rules of the SEC.

In discharging its duties in 2021, the Audit Committee met nine times, acted by written consent once, and regularly met in executive sessions after each committee meeting throughout the year. The Audit Committee also regularly meets individually with each of Deloitte, management and representatives of internal audit as well as in committee-only executive sessions to allow for candid discussions including topics such as financial management and resources, legal, tax, accounting, auditing, compliance, risk management and internal controls.

Independent Auditors

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the period ended December 31, 2021. This appointment of Deloitte was ratified by the shareholders of the Company at the 2021 Annual Meeting of Shareholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditor and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Consistent with applicable rules, the lead engagement audit partner rotates every five years. Deloitte has been the Company’s independent registered public accounting firm since 2005.

The Audit Committee reviewed and evaluated the performance of Deloitte in 2021 (as further discussed in Proposal 3 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal year 2022, which is being presented to Bright Horizons’ shareholders for ratification.

Overall Responsibilities and Key Fiscal 2021 Actions

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethical compliance, and risk oversight and management, including the Company’s enterprise risk management program and cybersecurity and data privacy risks. The Audit Committee’s scope of responsibilities and functions are described in the “Committees and Committee Composition” section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Company’s website, www.brighthorizons.com, in the Investor Relations section under “Governance & Responsibility—Governance Documents.”

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (i) performing an audit of the annual financial statements, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (iii) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Regularly throughout fiscal year 2021, the Audit Committee reviewed and discussed with internal audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall

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quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s 2021 Annual Report.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s internal audit function’s organization, responsibilities, budget and staffing with the internal auditors, management and Deloitte.

As part of the Audit Committee’s oversight of risk, the Audit Committee discussed and reviewed with management, including the Chief Information Officer, Chief Information Security Officer and Global Privacy Officer, and the internal auditors, the Company’s cyber, information security and data privacy programs. Management and the Company’s internal auditors also reviewed and discussed with the Audit Committee the Company’s enterprise risk management program and how risk is assessed and mitigated as part of the Audit Committee’s oversight function.

2021 Audited Financial Statements

The Audit Committee met with management of the Company and Deloitte and (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, (b) reviewed and discussed the quarterly consolidated financial statements, (c) reviewed and discussed the critical audit matter (CAM) presented in Deloitte’s audit report, and (d) reviewed and discussed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements as well as the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2021 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit services and fees by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and PCAOB inspection.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee,

Lawrence M. Alleva, Chair

Cathy E. Minehan

Laurel J. Richie

For more information about the Audit Committee members experience and credentials, please see the individual director biographies starting on page 6.

56	|	Bright Horizons

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2021 and December 31, 2020 were:

	2021	2020
Audit Fees	$2,200,910	$2,359,505
Audit-Related Fees	600,000	—
Tax Fees	35,840	55,874
All Other Fees	—	13,250

Total	$2,836,750	$2,428,629

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including, but not limited to, Registration Statements on Form S-3 (for 2020).

•	Audit-Related Fees. Consist of professional fees related to due diligence services.

•	Tax Fees. Consist of fees for India tax compliance and advisory services in 2021 and 2020 and professional services related to international tax advisory services in 2020.

•	All Other Fees. Consist of a subscription to “Bersin by Deloitte” for certain licensed content for 2020.

Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. All of the fees and services described above were pre-approved by the Audit Committee. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005.

The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to reappoint. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s independence as well as their objectivity and professional skepticism.

•	The length of time Deloitte has served as the Company’s independent auditor.

•	Historical and recent performance, responsiveness and overall support.

•	Recent PCAOB reports on Deloitte.

•	Management’s assessment of Deloitte’s performance and quality of service.

•	Deloitte’s staff and its global reach, sufficiency of resources, and the engagement team’s knowledge and experience.

•	Deloitte’s capability and expertise in handling the breadth and complexity of our operations and understanding our business, and the potential impact to the Company of changing auditors.

•	Deloitte’s good faith approach to fees and expenses.

•	Deloitte’s general reputation for adherence to professional auditing standards.

Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law. In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in 2021 and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal year 2022, which is being presented to Bright Horizons’ shareholders for ratification.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

58	|	Bright Horizons

OTHER INFORMATION

Shareholder Proposals for the 2023 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2023 annual meeting of shareholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Bylaws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2023 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 29, 2022. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2023 annual meeting of shareholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our Bylaws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than February 22, 2023 and no later than March 24, 2023. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Bylaws describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws.

2021 Annual Report

Our 2021 Annual Report (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at 2 Wells Avenue, Newton, MA 02459 and is also available under “SEC Filings” in the Investor Relations section of our website, www.brighthorizons.com.

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 800-468-9716 or by accessing Equiniti’s website at ShareownerOnline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2021 Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attention: Corporate Secretary, or call us at (617) 673-8000.

Shareholders of record may request to begin householding by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a bank, broker, or other nominee may request to begin householding by contacting their bank, broker or other nominee.

To discontinue householding, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

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Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock. We have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of expenses and processing fees and charges.

60	|	Bright Horizons

SCAN TO VIEW MATERIALS & VOTE BRIGHT HORIZONS FAMILY SOLUTIONS INC. VOTE BY INTERNET 2 WELLS AVENUE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above NEWTON, MA 02459 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 21, 2022 for shares held directly and up until 11:59 P.M. Eastern Time on June 17, 2022 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BFAM2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 21, 2022 for shares held directly and up until 11:59 P.M. Eastern Time on June 17, 2022 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82432-P73486-Z82431 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHT HORIZONS FAMILY SOLUTIONS INC. The Board of Directors recommends you vote FOR all the listed director nominees: 1. Election of three Class III directors each for a term of three years: Nominees: For Against Abstain 1a. Lawrence M. Alleva 1b. Joshua Bekenstein 1c. David H. Lissy The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. To approve, on an advisory basis, the compensation paid by the Company to its Named Executive Offcers. The Board of Directors recommends you vote FOR proposal 3: 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting form of the Company for the fiscal year ending December 31, 2022. NOTE: In their discretion, the proxies will consider and vote on any other business properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bright Horizons Family Solutions Inc. 2022 Annual Meeting of Shareholders Wednesday, June 22, 2022 8:00 A.M. (Eastern Time) www.virtualshareholdermeeting.com/BFAM2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. D82433-P73486-Z82431 BRIGHT HORIZONS FAMILY SOLUTIONS INC. Annual Meeting of Shareholders June 22, 2022 8:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen H. Kramer, John G. Casagrande and Elizabeth J. Boland, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BFAM2022 on Wednesday, June 22, 2022 at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 25, 2022 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. If the undersigned is a participant in the Bright Horizons 401(k) Plan and has common stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of common stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the recommendations of the Board of Directors) at the Annual Meeting and at any adjournment or postponement thereof. If timely instructions are not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment or postponement thereof in the same proportion as shares for which voting instructions were received under the plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2 and 3. Continued and to be signed on reverse side